Table of Contents

As filed with the Securities and Exchange Commission on October 5, 2020

Registration No. 333-248398

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 1 to FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intrusion Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	3576	75-1911917
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	1101 East Arapaho Road, Suite 200 Richardson, Tx 75081 (972) 234-6400
	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack B. Blount

Chief Executive Officer

Intrusion Inc.

110 East Arapaho, Suite 200

Richardson, Texas 75081

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Quentin Faust, Esq.	Sara L. Terheggen, Esq
Faust Law Group PLLC	The NBD Group, Inc.
P.O. Box 700363 Dallas, Texas 75370	350 N. Glendale Avenue, Ste B522 Glendale, California 91206
(214) 727-4591	(310) 890-0110

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and emerging growth company in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered(1)	Proposed Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)(4)
Common Stock, par value $0.01	3,565,000	$14.32	$51,050,800	$5,569.64

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”) and based on the maximum amount of shares to be offered and includes 1,100,000 shares to be sold by selling stockholders, up to 2,000,000 shares to be newly issued by the Company in the offering, and up to 465,000 shares under the underwriter’s option to purchase additional shares
(2)	Offering price per share based on the last sales price of our common stock on the OTCQB on October 2, 2020.
(3)	The fee is calculated by multiplying the aggregate offering amount by 0.00010910, pursuant to Section 6(b) of the Securities Act.
(4)	$2,596.00 was previously paid with Form S-1 filed August 25, 2020

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 5, 2020

Preliminary Prospectus

3,100,000 shares

of Common Stock

Intrusion Inc.

Intrusion Inc. is offering 2,000,000 shares of our common stock and the selling stockholders are offering 1,100,000 shares of our common stock in an underwritten public offering (the “Underwritten Shares”). Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom B. Riley Securities, Inc. is acting as representative, have severally agreed to purchase, and we and the selling stockholders have agreed to sell to them, severally, 3,100,000 shares of common stock.

Our common stock currently trades on the OTCQB, where it is listed under the symbol “INTZ.” As of October 2, 2020, the last sale price of our common stock as reported on OTCQB was $14.32 per share. There is a limited public trading market for our common stock. We have assumed a public offering price of $14.32, which represents the last reported bid price of our common stock as reported on the OTCQB on October 2, 2020. The final public offering price will be determined through negotiation between us and the underwriters in the offering and the assumed public offering price used throughout this prospectus may not be indicative of the actual offering price. We have applied to list our common stock on the Nasdaq Capital Market, under the symbol “INTZ”. We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing our common stock on the Nasdaq Capital Market.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$
Proceeds, before expenses, to Selling Stockholders	$	$

(1)	The underwriters will receive compensation in addition to the underwriting discounts and commissions. See “Underwriting” beginning on page 49.

The Company has granted the underwriters an option for a period of 30 days to purchase up to an additional 465,000 shares of common stock.

Certain of our directors and executive officers may purchase shares of common stock in this offering.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to investors on or about            , 2020.

B. RILEY SECURITIES

The date of this prospectus is          , 2020

Neither we, nor the selling stockholders, nor the underwriters have authorized anyone to provide you with information other than that contained in this prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. The underwriters, selling stockholders, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This is an offer to sell only in jurisdictions where it is lawful to do so. The information contained in this prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information regarding forward-looking statements.”

In this prospectus, unless the context otherwise requires, the terms “Intrusion,” “the Company,” “we,” “us” and “our” refer to Intrusion Inc.

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Overview

In addition to the historical information contained herein, the discussion in this prospectus contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the section captioned “Risk Factors” on page 8 of this prospectus as well as those cautionary statements and other factors set forth elsewhere herein.

Our corporate information

We were organized in Texas in September 1983 and reincorporated in Delaware in October 1995. Our principal executive offices are located at 1101 East Arapaho Road, Suite 200, Richardson, Texas 75081, and our telephone number is (972) 234-6400. Our website URL is www.intrusion.com. References to the “Company”, “we”, “us”, “our”, “Intrusion” or “Intrusion Inc.” refer to Intrusion Inc. and its subsidiaries. TraceCop and Savant are trademarks of Intrusion Inc. We have applied for trademark protection for our new INTRUSION Shield cybersecurity solution.

Our Business

We develop, market and support a family of entity identification, high speed data mining, cybercrime and advanced persistent threat detection solutions. Intrusion’s solutions help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. We market and distribute our solutions through a direct sales force to end-users, and value-added resellers. Our end-user customers include U.S. federal government entities, state and local government entities, large and diverse conglomerates, manufacturing entities, and other customers.

Our Solutions

TraceCop

Our TraceCop solution family includes a database of more than 400 terabytes of worldwide IP addresses, registrant information and their associations, along with a plurality of related IP information, some dating back nearly two decades. When combined with Intrusion’s multitude of cyber security ‘global threat feeds’, along with our TraceCop family of proprietary supporting tools, this vast and ever expanding capability is used in conjunction with our customer’s data to help identify areas of vulnerability and potential cyber security threats. In addition to its extensive capability, the TraceCop family includes analytical software with a GUI interface to assist the analysts in locating cybercriminals and other potential ‘bad actors’ or network anomalies.

Savant

Savant is a high speed network data mining and analysis hardware and software solution that organizes the data into networks of relationships and associations. Its patented design exceeds performance expectations and ensures ‘deep dives’ into data-in-motion in order to quickly and accurately detect advanced persistent threats. Savant can operate on networks with data flows of over 20 gigabits per second, and still maintain a 100% inspection rate of all packets.

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Shield

We are in the process of developing a new solution, INTRUSION Shield, that is designed to be a next generation network detection and response solution. After 20 years of providing research, analysis, and tools to the federal government and enterprise corporations, Intrusion possesses a comprehensive and proprietary threat enriched big data Cloud of Internet activity, including information about the activities of malicious online actors. INTRUSION Shield will combine the TraceCop comprehensive, proprietary database with artificial intelligence (AI) and real-time process flow technology to provide businesses and government agencies with a unique and affordable tool to detect, identify, and prevent cybercrimes.

Shield is a combination of plug-n-play hardware, software, global data, and AI services providing organizations with aggressive protection against unaddressed information security threats and the most robust defense possible against cybercrime. Unlike traditional industry approaches that rely heavily on human resources, which malicious actors have learned to bypass, INTRUSION Shield uses our extensive threat-enriched Big Data Cloud together with real-time AI technology to prevent illicit behavior. Shield’s proprietary architecture isolates and neutralizes malicious traffic and network flows that existing solutions cannot identify or even characterize. Most breaches today are caused by malware free compromises that trigger no alarms in a firewall or endpoint solution. The common denominator is network communications, and Shield monitors and analyses all network traffic and communications allowing it to identify and stop malware-free attacks. Shield’s capabilities will continuously evolve based on real-time updates originating from our worldwide installations and growing TraceCop database identifying new dangers.

Shield does not require the displacement of any existing solutions but instead provides a new, additional layer of cybersecurity for customers. The U.S. market consists of 34 million businesses of which 70% of this market is the small and medium sized business market. While the company believes that many large enterprises will recognize the need this solution addresses and will be incentivized to purchase Shield, the enterprise market has many decision makers for new cybersecurity purchases; therefore, the sale cycle may be longer for this solution. We have identified businesses with from 100 to 1,000 users as our initial target market, as we believe this market segment has the most pressing need for the enhanced protection that the INTRUSION Shield will offer. In addition to direct sales and telesales we intend to leverage existing and new channel partners, such as value added resellers and systems integrators, to market Shield to this target market.

Shield has experienced positive progress during Alpha testing and we have twelve companies who have been testing the Beta release since early September. The configuration of hardware is a single Dell network appliance installed inline inside of the customer’s firewall. The size of the network appliance will vary depending on the number of seats and the size of the customer’s internet connection be that 1Gb, 10Gb or 100 Gb.

Shield has received very positive feedback from Beta customers who have been surprised and pleased with the ease of installation due to the plug-n-play architecture. Within the first three days of Beta testing, Shield identified and immediately shut down a total of 461,562 threats to three companies, defending them against possible cyber-attacks. Customers went on to say, “It was amazing how many potential threats were blocked in such a short period of time with the Shield solution. We didn’t realize how many connections were being attempted each day,” said the CEO of a defense company that is participating in the Beta testing. A VP of IT at a large manufacturing company commented, “It was easy to install Shield and because of the blocking we have seen we have already installed a second Shield at a subsidiary company and we anticipate purchasing Shield when it is shipping for several of our companies.”

In addition to Shield, we are developing complementary solutions to create a family of Shield offerings, including our first follow on offering, Shield CLOUD, which is targeted for use by businesses with a dedicated or hybrid Cloud network environment. We are in the process of Alpha testing Shield CLOUD, and we are developing additional solutions that will address cybersecurity needs in the areas of lateral traffic, remote employees, WiFi, and mobile devices.

Our Intellectual Property and Licenses

Our success and our ability to compete are dependent, in part, upon our proprietary technology. We principally rely on a combination of contractual rights, trade secrets and copyright laws to establish and protect our proprietary rights in our solutions. In addition, we have received two patents, and we are in the process of applying for patents for our INTRUSION Shield family of solutions. We have also entered into non-disclosure agreements with our suppliers, resellers, and certain customers to limit access to and disclosure of proprietary information. There can be no assurance that the steps taken by us to protect our intellectual property will be adequate to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology, although it would be extremely difficult to replicate our 24-year old proprietary and comprehensive internet databases.

We have entered into software and solution license agreements with various suppliers. These license agreements provide us with additional software and hardware components that add value to our cybersecurity solutions. These license agreements do not provide proprietary rights that are unique or exclusive to us and are generally available to other parties on the same or similar terms and conditions, subject to payment of applicable license fees and royalties. We do not consider any of the solution license, software or supplier agreements to be material to our business, but rather complementary to our business and offerings.

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Our Competition

The market for network and data protection security solutions is intensely competitive and subject to frequent introductions of new technologies, and potentially improved price and performance characteristics. Industry suppliers compete in areas such as conformity to existing and emerging industry standards, interoperability with networking and other cybersecurity solutions, management and security capabilities, performance, price, ease of use, scalability, reliability, flexibility, features and technical support. The market for identity identification and data mining is fragmented and thus allows more opportunities for companies to compete.

There are numerous companies competing in various segments of the data security markets. At this time, we have limited (if any) competitors for TraceCop; however, we expect competitors could emerge in the future. These competitors currently perform only a portion of the functions that we are able to perform with TraceCop. Also, we have been continuously collecting the TraceCop data for more than twenty years. We believe that none of our current or future competitors have the ability to provide this extremely valuable historical data. In our newest market segment, data mining and advanced persistent threat detection, we compete with several companies including Niksun, NetScout, Fireeye, and Darktrace.

We believe that our INTRUSION Shield solution, as well as the complementary offerings in the Shield family, will be novel and unique in our industry because of its plug-n-play installation, proprietary threat-enriched Big Data Cloud, real-time AI, monthly contract and will initially be used as a complement to our customer’s existing cybersecurity processes and third-party solutions and solutions. If Shield receives widespread acceptance in our market, we anticipate that other businesses will seek to compete with Shield; however, we believe our existing, mature, and proprietary database which are integral to the operation of Shield will be difficult, if not impossible, for other companies in our industry to replicate and will be a significant barrier to entry of competitors in the near and long term future of cyber security solutions.

Recent Developments

As of September 30, 2020, all current shares of issued and outstanding preferred stock were voluntarily converted, resulting in the issuance of a total of 1,004,249 newly issued shares of the Company’s common stock. The addition of these newly issued shares has resulted in the dilution of each share of issued and outstanding common stock by a factor of 7.28%. The elimination of these three classes of preferred stock removed a number of the Company’s obligations to the holders of preferred stock (such as the obligation to pay continuing dividends) as well as a number of restrictions on the Company’s activities (such as restrictions on certain capital raising and funding transactions).

Risks Related to our Business and this Offering

Below is a summary of some of the principal risks you face purchasing shares of our common stock in the offering:

•	the market price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price;

•	substantial blocks of our total outstanding shares may be sold into the market when “lock-up” or “market standoff” periods end;

•	we have broad discretion in the use of the net proceeds from our public offering and may not use them effectively; and

•	if you purchase shares of our common stock in our public offering, you may experience substantial and immediate dilution.

Below is a summary of some of the principal risks we face in operating our business:

•	the uncertain ramifications related to the coronavirus outbreak;

•	our ability to produce and promote our new commercial solution, INTRUSION Shield, and market it through new sales channels to a new set of prospective customers;

•	our need to increase current revenue levels in order to achieve sustainable profitability;

•	our ability to raise funds through debt or equity offerings related to launching a commercial solution;

•	concentration of our revenues from U.S. government entities or commercial customers and the possibility of loss of one of these customers and the unique risks associated with government customers;

•	our dependence on sales of our current solutions that are made through indirect channels; and

•	the influence that our management and larger stockholders have over actions taken by the Company.

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THE PUBLIC OFFERING

We hope to achieve several purposes through this offering. We wish to raise sufficient funds from the share of common stock we are issuing in the offering to introduce a new family of cybersecurity solutions and to transition the Company from providing a discrete set of information-security solutions primarily for use by governmental agencies to providing an over-all and unique cybersecurity solution that could work equally well for commercial customers as well as government agencies. To achieve that goal, we must transition our operations and focus from our current sales and marketing efforts towards marketing this new solution through expanded sales channels to a wider range of potential customers than we currently market to.

The offering of shares of our currently issued and outstanding common stock now held by the selling stockholders is intended to benefit the company by decreasing the concentration of stock currently held by the Company’s insiders, founders, and current management without deploying any of our cash reserves to effect this result. Upon completion of the offering, we anticipate that the amount of our common stock held by the selling stockholders as a group will decrease from 55.6% to 42.7%, without taking into account any sales by underwriters as a result of the exercise of the over-allotment. We believe that this shift in concentration of control will benefit us and our shareholders and reinforce our goal of transforming the company’s business model to leverage on our existing customers, solutions, and intellectual property assets to provide new solutions to an expanded customer base. In recognition of the fact that certain members of the selling stockholder group currently hold positions as our directors and officers, we have formed a special committee of the Board that excludes those interested members of our board and charged this committee with the authority to conduct all negotiations and provide all approvals related to the offering including those related to the participation of the selling stockholders.

Common stock offered by the Company	2,000,000 shares

Common stock offered by Selling Stockholders	1,100,000 shares

Common stock to be outstanding after this offering	16,929,279 shares

Option to purchase additional shares	Intrusion has granted the underwriters a 30-day option to purchase up to 465,000 additional shares of our common stock.

Use of proceeds

We estimate that our net proceeds from the sale of 2 million shares of our common stock in this offering will be approximately $26,375,200, assuming a public offering price of $14.32 per share, which was the closing price of our common stock as reported on OTCQB on October 2, 2020, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will receive no proceeds from the sale of shares by selling stockholders.

We intend to use our net proceeds from this offering (including any additional proceeds that we may receive if the underwriters exercise their option to purchase additional shares of our common stock), together with our existing cash, to complete the development of our new INTRUSION Shield™ solution and to promote, market and sell the INTRUSION Shield solution to commercial customers, as well as for general and administration expenses and other general corporate purposes. See “Use of Proceeds.”

Proposed Nasdaq symbol	Our common stock currently trades on the OTCQB under the symbol “INTZ.” In conjunction with this offering, we have applied to list our common stock on the Nasdaq under the symbol “INTZ.” We anticipate being able to list on Nasdaq upon the completion of this offering; however, we can provide no assurances that we will be approved for such a listing.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Lock-up	We, each of our officers, directors, and all of our selling stockholders have agreed, subject to certain exceptions, including, without limitation, the shares being registered under this prospectus for sale by the selling stockholders, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, for a period of (i) one-hundred twenty (120) days after the date of this prospectus, without the prior written consent of B. Riley Securities, Inc. See “Shares Eligible For Future Sale” and “Underwriting” for additional information.

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The number of shares of our common stock to be outstanding immediately after the consummation of this offering is based on shares of common stock outstanding as of September 30, 2020, and does not reflect the potential issuance of up to 988,500 shares of common stock upon the exercise of outstanding stock options under our 2005 and 2015 Stock Option Plans.

Unless otherwise indicated, this prospectus reflects and assumes the following:

•	the shares of common stock to be sold in this offering are sold at $14.32 per share of common stock, which was the closing price of our common stock as reported on OTCQB on October 2, 2020.

•	no exercise by the underwriters of their option to purchase additional shares from us.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our solution candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential collaborations. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are based upon information available to us on the date of this prospectus.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, business and prospects may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results in subsequent periods.

The factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The consolidated statements of income data for each of the years ended December 31, 2017, 2018, and 2019 and the consolidated balance sheets data as of December 31, 2018 and 2019 are derived from our audited consolidated financial statements that are included elsewhere in this prospectus. You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	For the Years Ended December 31,
Consolidated Statements of Operations Data:	2017	2018	2019
	(in thousands)

Revenue	$6,862	$10,276	$13,643
Cost of Revenue	2,824	3,847	5,342
Gross Profit	4,038	6,429	8,301
Operating Expense:
Sales and Marketing	1,531	1,604	1,298
Research and Development	2,162	1,237	1,314
General and Administrative	1,094	1,112	1,182
Total Operating Expenses	4,787	3,953	3,794
Income (Loss) From Operations	(749)	2,476	4,507
Interest Expense, net	(209)	(189)	(42)
Other Income	928	–	–
Income (Loss) Before Taxes	(30)	2,287	4,465
Income Tax Provision	–	–	–
Net Income (Loss)	$(30)	$2,287	$4,465
Preferred Stock Dividends Accrued	(139)	(139)	(139)
Net Income (Loss) Attributable to Common Stockholders	$(169)	$2,148	$4,326
Net Income (Loss) per share Attributable to Common Stockholders, basic	$(0.01)	$0.16	$0.32
Net Income (Loss) per share Attributable to Common Stockholders, diluted	$(0.01)	$0.14	$0.28
Weighted average common shares outstanding:
Basic	12,836	13,049	13,502
Diluted	12,836	15,063	15,352

	As of December 31,
Consolidated Balance Sheet Data:	2018	2019
	(in thousands)
Cash and cash equivalents	$1,652	$3,334
Working capital	$(458)	$3,109
Total Assets	$4,069	$6,835
Total Liabilities	$5,131	$3,279
Accumulated Deficit	$(59,242)	$(54,777)
Total stockholders' equity (deficit)	$(1,062)	$3,556

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and related notes included elsewhere in this prospectus, before making an investment decision. If any of the following risks are realized, our business, financial condition, results of operations and prospects would likely be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment.

RISKS RELATED TO THIS OFFERING

The market price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The price for our common stock in the offering will be determined through negotiations between the underwriters and us and may vary from the market price of our common stock immediately prior to or following our offering. If you purchase shares of our common stock in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our common stock, or the market price following our public offering, will equal or exceed the trading price of our stock on the OTCBQ prior to our public offering. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including those risks set forth in this prospectus.

Substantial blocks of our total outstanding shares may be sold into the market when “lock-up” or “market standoff” periods end. If there are substantial sales of shares of our common stock, the price of our common stock could decline.

The price of our common stock could decline if there are substantial sales of our common stock, particularly sales by our directors, executive officers, employees, and significant stockholders, or when there is a large number of shares of our common stock available for sale. After our offering, we will have 16,929,279 shares of our common stock outstanding, with approximately 8,554,218 of those shares subject to lock up agreements preventing their sale into the market for a period of 120 days. Once those shares are no longer subject to those restrictions, those shares of common stock may be sold freely in the public market. The market price of the shares of our common stock could decline as a result of the sale of a substantial number of our shares of common stock in the public market or the perception in the market that the holders of a large number of shares intend to sell their shares.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

While we intend to apply a significant amount of the net proceeds we receive from the offering to develop, promote, and market our new INTRUSION Shield family of solutions, we cannot specify precisely how much of the offering proceeds will be used for those purposes and how much will be used for other purposes, including general corporate purposes and operating expenses. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.

If you purchase shares of our common stock in our public offering, you will experience substantial and immediate dilution.

Net tangible book value as of June 30, 2020, as adjusted to reflect preferred stock conversion, was $2,469,174, or $0.167 per share based on 14,796,279 shares of our common stock outstanding. After giving effect to our sale of newly issued shares of common stock in this offering, at an assumed public offering price of $14.32 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2020, would have been $28,844,374 or $1.72 per share (assuming no exercise of the underwriters’ option to purchase additional shares of our newly issued common stock). This represents an immediate and substantial dilution of $12.60 per share to new investors purchasing common stock in this offering. You will experience additional dilution upon exercise of options to purchase common stock under our equity incentive plans or if we otherwise issue additional shares of our common stock.

8

RISKS RELATED TO OUR BUSINESS

We had a net loss of $0.7 million for the quarter ended June 30, 2020, and we have an accumulated deficit of $56.0 million as of June 30, 2020. To continue current financial performance, we must increase revenue levels.

For the quarter ended June 30, 2020, we had a net loss of $0.7 million and had an accumulated deficit of approximately $56.0 million as of June 30, 2020, compared to a net income of $1.8 million for the quarter ended June 30, 2019 and an accumulated deficit of approximately $54.8 million at December 31, 2019. We need to increase current revenue levels from the sales of our solutions if we are to regain profitability. If we are unable to achieve these revenue levels, losses could continue for the near term and possibly longer, and we may not regain profitability or generate positive cash flow from operations in the future.

We do not anticipate net revenue to increase for the third quarter of fiscal year 2020 as compared with the second quarter, which was lower than previous quarters. Lack of increased revenue could adversely affect our results of operation, our liquidity position, and result in a decline in the price of our common stock.

As of the date of this prospectus, the Company anticipates that we will not see any increase in our net revenue for the quarterly period ending on September 30, 2020 as compared with the second quarter, which was lower than previous quarters. While it is premature to determine whether this depressed revenue is a trend or merely a reflection of our customers’ varying ordering patterns, our inability to increase our net revenue could result in lower operating results for the fiscal year 2020, have a negative effect on our cash flow and our overall liquidity position, and potentially affect the perception of the Company’s value in the marketplace and result in a decline in the price of our common stock.

Further, our expense levels are based, in part, upon our expectations as to future revenues and are largely fixed in the short term. Therefore, we may not be able to timely adjust our expenditures in order to compensate for an unanticipated shortfall in revenue in any given quarter. Any significant, unanticipated shortfall in revenues could have an immediate and significant effect on our operating results for that quarter and might lead to a reduced market price for our stock.

We may be unable to successfully market, promote, and sell our new commercial solution, INTRUSION Shield, and market it through new sales channels to a new set of prospective customers.

We anticipate significant resources will be required in order to succeed in launching our new INTRUSION Shield solution, including the time, attention, and focus of our senior management and our research and development team, coordination of new marketing strategies highlighting this new offering and promoting it through new and expanded sales channels to a wider audience of prospective customers than we have historically marketed and sold our solutions and services. In addition, significant financial resources will be required to successfully manage the implementation of this new solution. This could result in diversion of those resources from critical areas of our company operations and a potential strain on our liquidity and ability to meet our current and these anticipated increases in our cash-flow needs.

We could experience damage to our reputation in the cybersecurity industry in the event that our INTRUSION Shield solution fails to perform as expected, to meet our customers’ needs, or to achieve market acceptance.

Our reputation in the industry as a leading provider of entity identification, data mining, and advanced persistent threat detection solutions may be harmed, perhaps significantly, in the event that our new INTRUSION Shield fails to perform as we expect it to. If Shield does not perform as we expect, if we experience delivery delays, or if our customers do not perceive the benefits of purchasing and using Shield as part of their comprehensive cybersecurity solution, our position as a leader in this technology space may be damaged and could affect the willingness of our customers, as well as potential customers, to purchase our other solutions that function separately from our INTRUSION Shield. Any reputational damage could result in a decrease in orders for all of our solutions, the loss of current customers, and a decrease in our overall revenues which could in turn have a material adverse effect on our results of operation.

9

Uncertainties surrounding the effects of the coronavirus, particularly potential diversion of time and resources of the federal, state, and local governmental entities which make up a significant concentration of our customer base, could cause a material adverse effect on our results of operations and financial results.

We have a concentration of customers that are federal, state, and local governmental entities. Such entities have had to allocate resources and adjust budgets to accommodate real and potential contingencies related to the effects of the coronavirus and measures required to be put in place to prevent and contain contamination of the virus. These uncertainties have resulted in decreased demand by some of our customers for our current solutions. A continued decrease in orders for our solutions by government customers could cause a material adverse effect on our operations and financial results. While we anticipate that widening the scope of our customer base through the introduction of our INTRUSION Shield solution will minimize the effect of this decrease in demand by our government customers, we can offer no assurances as to the effects the Coronavirus may continue to have on our current or future customers.

Our common stock may experience volatility in trading or loss in value as a result of the effects of the coronavirus on the US and global economies.

Uncertainties surrounding the effects of the coronavirus on the US and global economies has resulted in an increase in volatility and violent drops in the value of publicly traded securities. While the price of our common stock has not experienced such volatility or loss in value, we can offer no assurances that the long-term effects on the overall US economy will not negatively affect us in the future.

We must expend time and resources addressing potential cybersecurity risk, and any breach of our information security safeguards could have a material adverse effect on the Company.

The threat of cyber attacks requires additional time and money to be expended in efforts to prevent any breaches of our information security protocols. However, we can provide no assurances that we can prevent all such attempts from being successful, which could result in expenses to address and remediate such breaches as well as potentially losing the confidence of our customers who depend upon our services to prevent and mitigate such attacks on their respective business. Should a material breach of our information security systems occur, it would likely have a material adverse impact on our business operations, our customer relations, and our current and future sales prospects, resulting in a significant loss of revenue.

Fluctuations in our quarterly revenues may cause the price of our common stock to decline.

Our operating results have varied significantly from quarter to quarter in the past, and we expect our operating results to vary from quarter to quarter in the future due to a variety of factors, many of which are outside of our control. Therefore, if revenues are below our expectations, this shortfall is likely to adversely and disproportionately affect our operating results. Accordingly, we may not attain positive operating margins in future quarters. Any of these factors could cause our operating results to be below the expectations of securities analysts and investors, which likely would negatively affect the price of our common stock.

A large percentage of our current revenues are received from U.S. government entities, and the loss of these customers or our failure to widen the scope of our customer base to include general commercial enterprises could negatively affect our revenues.

A large percentage of our current revenues result from sales to U.S. government entities. If we were to lose one or more of these customers, our revenues could decline and our business and prospects may be materially harmed. Further, sales to the government present risks in addition to those involved in sales to commercial customers, including potential disruption due to appropriation and spending patterns, delays in approving a federal budget and the government’s right to cancel contracts and purchase orders for its convenience. While we expect that developing relationships with non-governmental customers will mitigate or eliminate this dependence on, and risk from, serving governmental entities, we can offer no assurances that we will be able to sufficiently diversify our customer portfolio in a time and manner to adequately mitigate this risk.

10

Almost all of our revenues are currently from one family of solutions with a limited number of customers, and the decrease of revenue from sales of this family of solutions could materially harm our business and prospects. Timeliness of orders from customers may cause volatility in growth.

Almost all of our revenues result from sales of one cybersecurity solution. There was one individual commercial customer in the second quarter of 2020 attributable for 3.5% of total revenue compared to one individual customer with 6.8% of total revenue for the same period in 2019. While we anticipate the introduction of our new INTRUSION Shield solution will minimize our dependence on this single solution, we can offer no assurances as such, and in the absence of a shift in solution mix, we may continue to face risks in the event that sales of this key solution to these limited customers were to decrease.

We are highly dependent on sales of our current solutions through indirect channels, the loss of which would materially adversely affect our operations.

For the years ended December 31, 2017, 2018 and 2019, we derived 64.5%, 70.3% and 70.3% of our revenues from sales through indirect sales channels, such as distributors, value-added resellers, system integrators, original equipment manufacturers and managed service providers. We must expand sales of our current solutions as well as any new solutions, such as the INTRUSION Shield, through these indirect channels in order to increase our revenues. We cannot assure you that our current solutions or future solutions will gain market acceptance in these indirect sales channels or that sales through these indirect sales channels will increase our revenues. Further, many of our competitors are also trying to sell their products and solutions through these indirect sales channels, which could result in lower prices and reduced profit margins for sales of our solutions.

You will experience substantial dilution upon the exercise of certain stock options currently outstanding.

On September 30, 2020, we had 14,929,279 shares of common stock outstanding. Upon the exercising of current options exercisable at or below the exercise price of $4.25, we would have approximately 15,550,782 shares of common stock outstanding, a 4.2% increase in the number of shares of our common stock outstanding.

We resemble a developmental stage company and our business strategy may not be successful.

We depend exclusively on revenues generated from the sale of our current network security/advanced persistent threat detection solution (Savant), which has received limited market acceptance, and our entity identification, data mining and analytic solution (TraceCop). We can provide no assurances that these solutions or our newly developed INTRUSION Shield solution will ever achieve widespread market acceptance or that an adequate market for these solutions will ever emerge. Consequently, we resemble a developmental stage company and will face the following inherent risks and uncertainties:

•	the need for our current and in-development solutions to achieve market acceptance and produce a sustainable revenue stream;
•	our ability to manage costs and expenses;
•	our dependence on key personnel;
•	our ability to obtain financing on acceptable terms; and
•	our ability to offer greater value than our competitors.

Our business strategy may not successfully address these risks. If we fail to recognize significant revenues from the sales of our current and in-development solutions, our business, financial condition and operating results would be materially adversely affected.

If we fail to respond to rapid technological changes in the network security industry, we may lose customers or our solutions may become obsolete.

The network security industry is characterized by frequent product and service introductions, rapidly changing technology and continued evolution of new industry standards. We have and must continue to introduce upgrades to our current solutions rapidly in response to customer needs such as new computer viruses or other novel external attacks on computer networks. Further, our new INTRUSION Shield solution represents our efforts to continue to provide state-of-the art first-in-time innovation for our customer’s cybersecurity solutions. As a result, our success depends upon our ability to develop and introduce in a timely manner such upgrades, enhancements, and new solutions to meet evolving customer requirements and industry standards. The development of technologically advanced network security products and solutions is a complex and uncertain process requiring high levels of innovation, rapid response, and accurate anticipation of technological and market trends. We cannot assure you that we will be able to identify, develop, manufacture, market or support new or enhanced solutions successfully in a timely manner. Further, we or our competitors may introduce new solutions or enhancements that shorten the life cycle of our existing solutions or cause our existing solutions to become obsolete.

11

We face intense competition from both start-up and established companies that may have significant advantages over us and our solutions.

The market for our solutions is intensely competitive. There are numerous companies competing with us in various segments of the data security markets, and their products or solutions may have advantages over our solutions in areas such as conformity to existing and emerging industry standards, interoperability with networking and other cybersecurity products, management and security capabilities, performance, price, ease of use, scalability, reliability, flexibility, features, and technical support.

Our principal competitors in the data mining and advanced persistent threat market include Niksun, NetScout, Fireeye, and Darktrace. Our current and potential competitors may have one or more of the following significant advantages over us:

•	greater financial, technical and marketing resources;

•	better name recognition;

•	more comprehensive security solutions;

•	better or more extensive cooperative relationships; and

•	larger customer base.

We cannot assure you that we will be able to compete successfully with our existing or new competitors. Some of our competitors may have, in relation to us, one or more of the following:

•	longer operating histories;

•	longer-standing relationships with OEM and end-user customers; and

•	greater customer service, public relations and other resources.

As a result, these competitors may be able to more quickly develop or adapt to new or emerging technologies and changes in customer requirements, or devote greater resources to the development, promotion and sale of their products or solutions. Additionally, it is likely that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share.

Our management and larger stockholders currently exercise significant control over our Company and will continue to have influence over our Company after the offering has concluded, and such influence may be in conflict to your interests.

As of September 30, 2020, our executive officers and directors beneficially own approximately 26.2% of our voting power. In addition, other related non-affiliate parties control approximately 33.5% of voting power. As a result, these stockholders have been able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, including the details of this offering. Although we follow our policies regarding related party transactions and have, in fact, created a special committee of our Board to negotiate, arrange, and complete this offering, including determining the extent of the participation of these stockholders in the offering, we cannot entirely eliminate the influence of these stockholders as long as they hold such a concentration of the voting power of our common stock. If all 2,000,000 shares are purchased in this offering, this concentration will be reduced, but not entirely eliminated, as our executive officers and directors will only beneficially own approximately 20.3% of our voting power and other related non-affiliate parties will control approximately 25.6% of our voting power upon its conclusion.

12

Our solutions are highly technical and if they contain undetected errors, our business could be adversely affected and we might have to defend lawsuits or pay damages in connection with any alleged or actual failure of our solutions and services.

Our solutions are highly technical and complex, are critical to the operation of many networks and, in the case of ours, provide and monitor network security and may protect valuable information. Our solutions have contained and may contain one or more undetected errors, defects or security vulnerabilities. Some errors in our solutions may only be discovered after a solution has been installed and used by end customers. Any errors or security vulnerabilities discovered in our solutions after commercial release could result in loss of revenues or delay in revenue recognition, loss of customers and increased service and warranty cost, any of which could adversely affect our business and results of operations. In addition, we could face claims for product liability, tort, or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention. In addition, if our business liability insurance coverage is inadequate or future coverage is unavailable on acceptable terms or at all, our financial condition could be harmed.

A breach of network security could harm public perception of our cybersecurity solutions, which could cause us to lose revenues.

If an actual or perceived breach of network security occurs in the network of a customer of our cybersecurity solutions, regardless of whether the breach is attributable to our solutions, the market perception of the effectiveness of our solutions could be harmed. This could cause us to lose current and potential end customers or cause us to lose current and potential value-added resellers and distributors. Because the techniques used by computer hackers to access or sabotage networks change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques.

If our solutions do not interoperate with our customers’ networks, installations will be delayed or cancelled and could harm our business.

Our solutions are designed to interface with our customers’ existing networks, each of which have different specifications and utilize multiple protocol standards and products or solutions from other vendors. Many of our customers’ networks contain multiple generations of products that have been added over time as these networks have grown and evolved. Our solutions will be required to interoperate with many products and solutions within these networks as well as future products or solutions in order to meet our customers’ requirements. If we find errors in the existing software or defects in the hardware used in our customers’ networks, we may have to modify our software or hardware to fix or overcome these errors so that our solutions will interoperate and scale with the existing software and hardware, which could be costly and negatively impact our operating results. In addition, if our solutions do not interoperate with those of our customers’ networks, demand for our solutions could be adversely affected, orders for our solutions could be cancelled, or our solutions could be returned. This could hurt our operating results, damage our reputation and seriously harm our business and prospects.

We must adequately protect our intellectual property in order to prevent loss of valuable proprietary information.

We rely primarily on a combination of patent, copyright, trademark and trade secret laws, confidentiality procedures, and non-disclosure agreements to protect our proprietary technology. However, unauthorized parties may attempt to copy or reverse- engineer aspects of our solutions or to obtain and use information that we regard as proprietary. Policing unauthorized use of our solutions is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our intellectual property. This is particularly true in foreign countries whose laws may not protect proprietary rights to the same extent as the laws of the United States and may not provide us with an effective remedy against unauthorized use. If protection of our intellectual property proves to be inadequate or unenforceable, others may be able to use our proprietary developments without compensation to us, resulting in potential cost advantages to our competitors.

We may incur substantial expenses defending ourselves against claims of infringement.

There are numerous patents held by many companies relating to the design and manufacture of network security systems. Third parties may claim that our solutions infringe on their intellectual property rights. Any claim, with or without merit, could consume our management’s time, result in costly litigation, cause delays in sales or implementations of our solutions or require us to enter into royalty or licensing agreements. Royalty and licensing agreements, if required and available, may be on terms unacceptable to us or detrimental to our business. Moreover, a successful claim of product infringement against us or our failure or inability to license the infringed or similar technology on commercially reasonable terms could seriously harm our business.

13

Our common stock is thinly traded, which may negatively affect your ability to sell our shares into the market as well as adversely affect the price at which you may be able to sell those shares.

For the four weeks ended on September 18, 2020, the average daily trading volume of our common stock on the OTCQB was 45,199 shares. Even assuming the uplisting of our common stock on Nasdaq, we can offer no assurances that trading in our stock will improve over time. Such thin trading may make it more difficult for you to liquidate your holdings in our common stock or negatively affect the price per share that you are able to realize from such sales.

The price of our common stock has been volatile in the past and may continue to be volatile in the future due to factors outside of our control.

The market price of our common stock has been highly volatile in the past and may continue to be volatile in the future. During fiscal year 2019, the market price of our common stock on the OTCQB fluctuated between $2.90 and $5.55 per share and between $0.81 and $3.91 in 2018. For the six months ended June 30, 2020, the market price of our common stock on the OTCQB fluctuated between $2.34 and $7.40 per share. The market price of our common stock may fluctuate significantly in the future in response to a number of factors, many of which are outside our control, including:

•	variations in our quarterly operating results;

•	changes in estimates of our financial performance by securities analysts;

•	changes in market valuations of our competitors;

•	thinly traded common stock;

•	our ability to successfully produce, market, and sell our new INTRUSION Shield solution through new and broader sales channels to an expanded potential client market;

•	announcements by us or our competitors of new products or solutions, significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

•	product or design flaws, product recalls or similar occurrences;

•	additions or departures of key personnel;

•	sales of common stock in the future; and

•	fluctuations in stock market prices and volume, which are relatively typical for high technology companies.

14

USE OF PROCEEDS

We expect to receive net proceeds from this Public Offering of approximately $26,375,200. This amount is based on an assumed public offering price of $14.32 per share, which was the last reported sale price of our common stock on the OTCQB on October 2, 2020, and after deducting the underwriting discounts and commissions in the amount of $2,004,800 and estimated offering expenses payable by us in the amount of $260,000. It does not take into account the underwriter’s exercise of the option to purchase additional shares.

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with the preparation and filing of this registration statement and prospectus.

We intend to use the net proceeds from this offering, together with our existing cash, to complete the development of our INTRUSION Shield solution, to promote and market INTRUSION Shield, to develop sales and distribution channels to sell our solutions to a customer base comprised of commercial customers who are distinct from and our historical customer base of governmental and regulatory customers, and for general and administration expenses.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our solution development team, the scale achieved by our sales and marketing team, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

15

DIVIDEND POLICY

We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future.

16

CAPITALIZATION

The following table sets forth our cash, cash equivalents, and marketable securities and capitalization as of June 30, 2020 (a) on an actual basis, (b) on an as-adjusted basis to reflect the conversion of all shares of all series of our outstanding shares of preferred stock as of September 30, 2020, and (c) on a pro forma as adjusted basis to give effect to the issuance and sale by us of 2,000,000 shares of our common stock in the offering, and the receipt of the net proceeds from our sale of these shares at an assumed public offering price of $14.32 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma information below is illustrative only, and cash, cash equivalents, and marketable securities, additional paid-in capital, retained earnings, total stockholders’ equity, and total capitalization following the completion of our offering will be adjusted based on the actual public offering price and other terms of our offering determined at pricing. You should read this table in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Capital Stock” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	June 30, 2020

(in thousands, except par value amounts)	Actual	As Adjusted To Reflect Preferred Stock Conversion	Pro Forma After Issuance of 2,000 Shares in the Offering
Cash and cash equivalents	$2,872	$2,872	$29,247
Stockholders’ equity:
Preferred stock, $0.01 par value: Authorized shares – 5,000
Series 1 shares issued and outstanding – 200	707	–	–
Series 2 shares issued and outstanding – 420	661	–	–
Series 3 shares issued and outstanding – 266	379	–	–
Common stock, $0.01 par value:
Authorized shares – 80,000
Issued and outstanding – 13,792; As adjusted – 14,796; Pro forma – 16,796	138	148	168
Common stock held in treasury, at cost – 10 shares	(362)	(362)	(362)
Additional paid-in capital	56,946	58,683	85,038
Accumulated deficit	(55,957)	(55,957)	(55,957)
Accumulated other comprehensive loss	(43)	(43)	(43)
Total stockholders’ equity	$2,469	$2,469	$28,844

17

DILUTION

Net tangible book value as of June 30, 2020, as adjusted to reflect preferred stock conversion, was $2,469,174, or $0.167 per share based on 14,796,279 shares of our common stock outstanding. After giving effect to our sale of newly issued shares of common stock in this offering, at an assumed public offering price of $14.32 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2020, would have been $28,844,374 or $1.72 per share (assuming no exercise of the underwriters’ option to purchase additional shares of our newly issued common stock). This represents an immediate and substantial dilution of $12.60 per share to new investors purchasing common stock in this offering. You will experience additional dilution upon exercise of options to purchase common stock under our equity incentive plans, or if we otherwise issue additional shares of our common stock.

18

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the “Summary Historical Consolidated Financial Data” section of this prospectus and our financial statements and the related notes included at the end of this prospectus. This discussion and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. As a result of many factors, including those factors set forth in the “Risk factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

General.

We develop, market and support a family of entity identification products, data mining and advanced persistent threat detection products. Our solution families include:

•	The TraceCop™ product line, including many of our proprietary supporting tools, allows our customers and in-house cyber analysts to accurately discover and help identify ‘bad actors’ associated with cybercrime. The TraceCop product family is built upon an extensive database based on over 20 years of Internet data, Internet understanding and cyber security analytical experience. Along with a multitude of cyber security ‘global threat feeds’, this vast and ever expanding database is used in conjunction with our customer’s data to help identify areas of vulnerability and potential cyber security threats. We offer our customers a daily, weekly or monthly enrichment service to assist them in the culling of ‘good’ data traffic from potential threats.

•	The Savant™ product is a ‘purpose-built’, very high-speed network data mining and analytics software package that is easily installed on COTS (commercial off the shelf) platforms. Its patented design exceeds performance expectations and ensures ‘deep dives’ into data-in-motion in order to quickly and accurately detect advanced persistent threats.

Our customers use our solutions and services as an integral part of protecting their critical infrastructure and data information assets. By quickly detecting, protecting, analyzing and reporting attacks, along with the potential misuse of classified information, we have become a key component to the daily challenges of cybercrime for both state and federal governments and large private commercial enterprises.

Our revenues have been fairly consistent over the past few years due primarily to our focus on our TraceCop and Savant product lines. To date, we have not encountered significant competition in the TraceCop and Savant markets that has caused us to decrease our sales prices when compared to sales prices in previous years. To help keep our operation expenses under control, we held our employee headcount at a reasonable level in 2019 compared to 2018. At December 31, 2018, we employed 31 full time persons and at December 31, 2019, we employed 32 full time persons. Our gross margins were comparable at 63.0% in 2018, and 61.0% in 2019.

In order for us to operate and grow our business, we must generate and sustain sufficient operating profits and cash flow in future periods. This will require us to continue to generate revenues from sales of our entity identification software, data mining and advanced persistent threat products. In order to obtain these sales, our solutions must gain acceptance in a competitive industry. We believe our ability to market and sell our TraceCop and Savant products into the marketplace in a timely manner and our efforts to effectively control spending levels will help us achieve these results.

New Solution: The INTRUSION Shield

We are in the process of developing a new product offering, INTRUSION Shield, which is designed to be a next generation network detection and response solution. After 20 years of providing research, analysis, and tools to the federal government and enterprise corporations, INTRUSION possesses a comprehensive and proprietary threat-enriched Big Data Cloud of Internet activity, including information about the activities of malicious online actors. INTRUSION Shield will combine that comprehensive, proprietary database with artificial intelligence (AI) and real-time process flow technology to provide businesses and government agencies with a unique and affordable tool to detect, identify, and prevent cybercrimes.

19

Shield is a combination of plug-n-play hardware, software, global data, and AI services to organizations with aggressive protection against unaddressed information security threats and the most robust defense possible against cybercrime. Unlike traditional industry approaches that rely heavily on human resources, which malicious actors have learned how to bypass, INTRUSION Shield uses this combination of our extensive threat-enriched Big Data Cloud with real-time AI technology to prevent illicit behavior. Using advanced metrics, Shield blocks traffic and network flows that other products cannot identify or even characterize. Most breaches today are caused by malware free compromises that trigger no alarms in a firewall or endpoint solution. The common denominator is network communications, and Shield monitors and analyses all network traffic and communications allowing it to identify and stop malware-free attacks. Shield receives real-time updates as our worldwide installations and big data sources identify new dangers.

Shield does not require the displacement of any existing products but instead provides a new, additional layer of cybersecurity for customers. The U.S. market consists of 34 million businesses of which 70% of this market is the small and medium sized business market. While the company believes that many large enterprises will recognize the need this product addresses and will be incentivized to purchase Shield, the enterprise market has many decision makers for new security product purchases; therefore, the sell-cycle may be longer for this product. We have identified businesses with from 100 to 1,000 users as our initial target market, as we believe this market segment has the most pressing need for the enhanced protection that the INTRUSION Shield will offer. In addition to telesales, we intend to leverage existing and new channel partners, such as value added resellers and systems integrators, to market Shield to this target market.

Shield has experienced positive progress during Alpha testing and we have twelve companies who have been testing the Beta release since early September. The configuration of hardware is a single Dell network appliance installed inline inside of the customer’s firewall. The size of the network appliance will vary depending on the number of seats and the size of the customer’s internet connection be that 1Gb, 10Gb or 100 Gb.

Shield has received very positive feedback from Beta customers who have been surprised and pleased with the ease of installation due to the plug-n-play architecture. Within the first three days of Beta testing, Shield identified and immediately shut down a total of 461,562 threats to three companies, defending them against possible cyber-attacks. Customers went on to say, “It was amazing how many potential threats were blocked in such a short period of time with the Shield solution. We didn’t realize how many connections were being attempted each day,” said the CEO of a defense company that is participating in the Beta testing. A VP of IT at a large manufacturing company commented, “It was easy to install Shield and because of the blocking we have seen we have already installed a second Shield at a subsidiary company and we anticipate purchasing Shield when it is shipping for several of our companies.”

In addition to Shield, we are developing complementary solutions to create a family of Shield offerings, including our first follow on offering, Shield CLOUD, which is targeted for use by businesses with a dedicated or hybrid Cloud network environment. We are in the process of Alpha testing Shield CLOUD, and we are developing additional solutions that will address cybersecurity needs in the areas of lateral traffic, remote employees, WiFi, and mobile devices.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to product returns, bad debts, inventories, income taxes, warranty obligations, maintenance contracts and contingencies. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition

We generally recognize product revenue upon shipment or after meeting certain performance obligations. These products can include hardware, perpetual software licenses and data sets. Data set updates are the majority of sales. We do not currently offer software on a subscription basis. Warranty costs and sales returns for our current products have not been material.

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We recognize sales of our data sets in accordance with FASB ASC Topic 606 whereby revenue from contracts with customers is not recognized until all five of the following have been met:

•	identify the contract with a customer;

•	identify the performance obligations in the contract;

•	determine the transaction price;

•	allocate the transaction price to the separate performance obligations; and

•	recognize revenue upon satisfaction of a performance obligation.

Data updates are typically done monthly and revenue will be matched accordingly. Product sales may include maintenance and customer support allocated revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy using the relative selling price method. All of our solution offering and service offering market values are readily determined based on current and prior stand-alone sales. We may defer and recognize maintenance, updates and support revenue over the term of the contract period, which is generally one year.

Service revenue, primarily including maintenance, training and installation, are recognized upon delivery of the service and typically are unrelated to product sales. To date, maintenance, training and installation revenue has not been material. Our normal payment terms offered to customers, distributors and resellers are net 30 days domestically and net 45 days internationally. We do not offer payment terms that extend beyond one year and rarely do we extend payment terms beyond our normal terms. If certain customers do not meet our credit standards, we do require payment in advance to limit our credit exposure.

Shipping and handling costs are billed to the customer and included in product revenue. Shipping and handling expenses are included in cost of product revenue.

Allowances for Doubtful Accounts

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our receivables are uncollaterized, and we expect to continue this policy in the future. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, increased allowances may be required. Historically, our estimates for sales returns and doubtful accounts have not differed materially from actual results.

Fair Value of Financial Instruments

We calculate the fair value of our assets and liabilities which qualify as financial instruments and include additional information in the notes to consolidated financial statements when the fair value is different than the carrying value of these financial instruments. The estimated fair value of accounts receivable, accounts payable and accrued expenses, and dividends payable approximate their carrying amounts due to the relatively short maturity of these instruments. Capital leases approximate fair value as they bear market rates of interest.

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Results of operations

Years ended December 31, 2018 and 2019 and the 6 Month periods ended June 30, 2019 and 2020

The following table summarizes our results of operations for the Twelve Months ended December 31, 2018 and 2019 and the six month periods (unaudited) ended June 30, 2019 and 2020:

	Year Ended		Six Months Ended
	December 31, 2018	December 31, 2019	June 30, 2019	June 30, 2020
Total revenue	100.0%	100.0%	100.0%	100.0%

Total cost of revenue	37.4	39.2	39.9	40.5

Gross profit	62.6	60.8	60.1	59.5

Operating expenses:
Sales and marketing	15.6	9.5	6.3	28.8
Research and development	12.1	9.6	6.7	48.1
General and administrative	10.8	8.7	9.0	16.9
Operating income (loss)	24.1	33.0	38.1	(34.3)

Interest income	–	–	–	0.2
Interest expense	(1.8)	(0.3)	(0.6)	(0.1)

Income (loss) before income tax provision	22.3	32.7	37.5	(34.2)

Income tax provision	–	–	–	–

Net income (loss)	22.3%	32.7%	37.5%	(34.2)%
Preferred stock dividends accrued	(1.4)	(1.0)	(0.9)	(1.9)

Net income (loss) attributable to common stockholders	20.9%	31.7%	36.6%	(36.1)%

Comparison of Years ended December 31, 2018 and 2019

Net Revenue

Total revenue increased 32.8% to $13.6 million in 2019 from $10.3 million in 2018. The increase in revenue was related to growth in our TraceCop product line. We expect our solution revenues to increase in the future if we are able to increase sales to existing customers and add new customers.

There were no export sales in 2019 and 2018 primarily due to our focus on domestic revenue sales. Sales of our solutions internationally may be subject to currency exchange risk, which may cause our solutions to effectively increase in price, if the exchange rate moves significantly and the dollar gains value over the foreign currency.

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Historically, due to the timing of our sales cycle, a significant portion of our monthly sales occurs in the second half of the month. Accordingly, our receivables increase at the end of each month, which causes a higher accounts receivable balance at month end. This monthly trend also causes an inflated comparative relationship between revenue and accounts receivable. We believe that this monthly trend will continue because monthly sales forecast and planning meetings are held in the first week of every month, the middle of the month is focused on sales calls to customers and the latter half of the month on closing sales.

Gross Profit

Gross profit increased 29.1% to $8.3 million in 2019 from $6.4 million in 2018. As a percentage of net revenue, gross profit decreased from 62.6% in 2018 to 60.8% in 2019. Gross profit as a percentage of revenue, decreased in 2019 compared to 2018 because of higher labor costs related to certain projects.

Gross profit as a percentage of net revenue is impacted by several factors, including shifts in product mix, changes in channels of distribution, sales volume, fluctuations in manufacturing costs, labor costs, pricing strategies, and fluctuations in sales of integrated third-party products.

Sales and Marketing

Sales and marketing expenses decreased to $1.3 million or 9.5% of net revenue in 2019, compared to $1.6 million or 15.6% of net revenue in 2018. The decrease in sales and marketing expense was mainly due to collecting a payment of $200 thousand from a customer related sales and marketing expense that occurred during the year 2018. Sales and marketing expenses may vary in the future. We expect sales and marketing expenses to increase as we take our INTRUSION Shield solution to market.

Research and Development

Research and development expenses increased to $1.3 million or 9.6% of net revenue in 2019 compared to $1.2 million or 12.1% of net revenue in 2018. The increase in research and development expense was due to less labor expense shifted to direct labor costs. Our research and development costs are expensed in the period in which they are incurred. We expect research and development expenses to increase in 2020. Research and development expense levels may fluctuate due to labor expense shifting to direct labor.

General and Administrative

General and administrative expenses remained fairly constant at $1.2 million, or 8.7% of net revenue in 2019 compared to $1.1 million or 10.8% of net revenue in 2018 as a result of continuing efforts to keep spending under control. We expect general and administration expenses to remain fairly constant but increase if we are able to increase net revenue levels in 2020.

Interest Expense

Interest expense decreased to $46 thousand in 2019, compared to $189 thousand in 2018. Interest expense decreased due to decreased amount of Loan Payable to Officer culminating in our repayment of the balance in May 2019. Interest expense will vary in the future based on our cash flow and borrowing needs.

Interest Income

Interest income earned on bank deposits was $4 thousand in 2019 compared to none in 2018.

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Income Taxes

Our effective income tax rate was 0% in 2019 and 2018 as valuation allowances have been recorded for the entire amount of the net deferred tax assets due to uncertainty of realization. On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (“the Tax Act”) which significantly changed U.S. tax law. The Tax Act lowered the Company’s statutory federal income tax rate from a maximum of 39% to a rate of 21% effective January 1, 2018.

Liquidity and Capital Resources

Our principal source of liquidity at December 31, 2019 was $3.3 million of cash and cash equivalents. As of December 31, 2019, we did not hold investments with a stated maturity beyond one year. Working capital at December 31, 2019 was $3.1 million, while at December 31, 2018, it was $0.5 million.

Net cash provided by operations for the twelve months ended December 31, 2019, was $4.3 million due primarily to a net income of $4.5 million and the following sources of cash and non-cash items: $232 thousand in noncash lease costs, a $401 thousand decrease in accounts receivable, $125 thousand in depreciation expense, $59 thousand in amortization expense of capital leases and other assets, $47 thousand in stock-based compensation, and $6 thousand in waived penalties on dividends. This was partially offset by a $496 thousand decrease in accounts payable and accrued expenses, a $488 thousand decrease in deferred revenue, and a $61 thousand increase in prepaid expenses and other assets. Net cash provided by operations for the twelve months ended December 31, 2018, was $2.6 million due primarily to a net income of $2.3 million and the following sources of cash and non-cash items: a $598 thousand increase in deferred revenue, a $421 thousand increase in accounts payable and accrued expenses, $68 thousand in depreciation expense, $65 thousand in amortization expense of capital leases and other assets, a $64 thousand write-off of the United Kingdom’s cumulative translation adjustment, $47 thousand in waived penalties on dividends, $20 thousand in stock-based compensation, and a $15 thousand decrease in inventories. This was partially offset by a $1.0 million increase in accounts receivable and a $2 thousand increase in prepaid expenses and other assets. Future fluctuations in accounts receivable, inventory balances and accounts payable will be dependent upon several factors, including quarterly sales, timely collection of accounts receivable, and the accuracy of our forecasts of product demand and component requirements.

Net cash used in investing activities in 2019 was $260 thousand for purchases of property and equipment. Net cash used in investing activities in 2018 was $202 thousand for purchases of property and equipment.

Net cash used in financing activities in 2019 was $2.3 million primarily due to payments on the loan by an officer of $1.8 million, $714 thousand payment of dividends on preferred stock, and $58 thousand payments on principal on capital leases. This was directly offset by a provision of cash of $239 thousand from the exercise of stock options. Net cash used in financing activities in 2018 was $0.9 million primarily due to payments on the loan by an officer of $1.2 million with a $66 thousand payment on principal on capital leases. This was directly offset by the following provisions of cash: proceeds from a loan by an officer of $150 thousand and $168 thousand from the exercise of stock options.

At December 31, 2019, we had a commitment of $66 thousand for future finance lease liabilities. Operating lease commitments of $1.8 million are detailed in the Contractual Obligations section below. At December 31, 2018, we had a commitment of $128 thousand for future finance lease liabilities, while operating lease commitments were $2.1 million. During 2019, we funded our operations through the use of available cash and cash equivalents.

As of December 31, 2019, we had cash and cash equivalents in the amount of approximately $3.3 million, increasing from $1.7 million as of December 31, 2018.

On February 8, 2018, the Company entered into an unsecured revolving promissory note to borrow up to $3,700,000 from G. Ward Paxton, the Company’s former Chief Executive Officer (the “CEO Note”). Under the terms of the CEO Note, the Company had the ability to borrow, repay and reborrow on the loan as needed up to an outstanding principal balance due of $3,700,000 at any given time through March 2020.

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On February 7, 2019, the Company amended the unsecured revolving promissory note to borrow up to $2,700,000 from G. Ward Paxton, the Company’s former Chief Executive Officer. Amounts borrowed under the CEO Note accrued interest at a floating rate per annum equal to Silicon Valley Bank’s (“SVB”) prime rate plus 1%. Under the terms of the note, the Company had the ability to borrow, repay and reborrow on the loan as needed up to an outstanding principal balance due of $2,700,000 at any given time through March 2021. We reduced our borrowing under this note to zero as of May 2019.

As of October 24, 2019, G. Ward Paxton passed away, terminating the CEO Note with the result that future borrowings thereunder will no longer be available to the Company. Our management will be assessing whether to replace this borrowing base and assessing what terms may be available to the Company, including whether any such terms are acceptable to the Company, if at all.

As of December 31, 2019, we had cash and cash equivalents of approximately $3,334,000, up from approximately $1,652,000 as of December 31, 2018. We generated a net income of $4,465,000 for the year ended December 31, 2019 compared to a net income of $2,287,000 for the year ended December 31, 2018. Based on the current forecast for the year 2020, we believe that we will have sufficient cash resources to finance our operations and expected capital expenditures through March 31, 2021. As of October 24, 2019, our funding available from the CEO Note terminated. Our management will be assessing whether to replace this borrowing base and assessing what terms may be available to the Company, including whether any such terms available are acceptable to the Company, if at all (the “Potential Replacement Facility”). Any equity or debt financings, if available at all, may be on terms which are not favorable to us and, in the case of equity financings, may result in dilution to our stockholders. We expect to fund our operations through anticipated Company profits, possibly additional investments of private equity and debt, which, if we are able to obtain, will have the effect of diluting our existing common stockholders, perhaps significantly, and a possible Potential Replacement Facility. If our operations do not generate positive cash flow in the upcoming year, or if we are not able to obtain additional debt or equity financing on terms and conditions acceptable to us, if at all, we may be unable to implement our business plan, fund our liquidity needs or even continue our operations.

Contractual Obligations

The following table sets forth certain information concerning the future contractual obligations under our leases at December 31, 2019. We had no other significant contractual obligations at December 31, 2019.

Future minimum lease obligations consisted of the following at December 31, 2019 (in thousands):

Period ending December 31,	Operating ROU Leases	Finance ROU Leases	Total
2020	$362	$45	$407
2021	361	21	382
2022	369	–	369
2023	380	–	380
2024	352	–	352
	1,824	66	$1,890
Less Interest*	(225)	(2)
	$1,599	$64

*Interest is imputed for operating ROU leases and classified as lease expense and is included in operating expenses in the accompanying condensed consolidated statement of operations.

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Off-Balance Sheet Arrangements

As of December 31, 2019, we did not have any significant off-balance sheet arrangements, as defined in Item 303(a)(4) of Regulation S-K.

Recent Accounting Pronouncements

On January 1, 2019 we adopted ASU No. 2016-02, Leases (topic 842). At the date of adoption there was no impact on the statement of operations, while the balance sheet reflects recording both assets and liabilities applicable to the operating right-of-use asset lease identified. ASU No. 2016-02 did not have a material effect on the Company’s results of operations or cash flows for the year ended December 31, 2019.

Comparison of Six Months Ended June 30, 2019 and 2020.

Net Revenues

Net revenues for the quarter and six months ended June 30, 2020 were $1.7 million and $3.5 million, respectively, compared to $4.0 million and $7.2 million for the same periods in 2019. Product revenues decreased $2.3 million for the quarter ended June 30, 2020, and $3.7 million for the six months ended June 30, 2020 compared to the same periods in 2019. Decreased product revenues were primarily due to a decrease in sales of our TraceCop product line. TraceCop sales for the quarters ended June 30, 2020 and 2019 were $1.6 million and $4.0 million, respectively. Savant sales were $106 thousand for the quarter ended June 30, 2020 and were $29 thousand for the quarter ended June 30, 2019.

Concentration of Revenues

Revenues from sales to various U.S. government entities totaled $1.5 million, or 91.0% of revenues, for the quarter ended June 30, 2020 compared to $3.9 million, or 91.3% of revenues, for the same period in 2019. Revenues from sales to various U.S. government entities totaled $2.8 million, or 80.8% of revenues, for the six months ended June 30, 2020 compared to $6.4 million, or 89.2% of revenues, for the same period in 2019. Sales to commercial customers totaled 9.0% of total revenue for the second quarter of 2020 compared to 8.7% of total revenue for the second quarter of 2019. During the second quarter of 2020 and 2019, no individual commercial customer had revenues over 10.0% of total revenue. Although we expect our concentration of revenues to vary among customers in future periods depending upon the timing of certain sales, we anticipate that sales to government customers will continue to account for a significant portion of our revenues in future periods. Sales to the government present risks in addition to those involved in sales to commercial customers which could adversely affect our revenues, including, without limitation, potential disruption to appropriation and spending patterns and the government’s reservation of the right to cancel contracts and purchase orders for its convenience. Although we do not anticipate that any of our revenues with government customers will be renegotiated, a large number of cancelled or renegotiated government orders could have a material adverse effect on our financial results. Currently, we are not aware of any proposed cancellation or renegotiation of any of our existing arrangements with government entities and, historically, government entities have not cancelled or renegotiated orders which had a material adverse effect on our business.

Gross Profit

Gross profit was $1.0 million or 60.7% of net revenues for the quarter ended June 30, 2020, compared to $2.4 million or 60.4% of net revenues for the quarter ended June 30, 2019. Gross profit was $2.1 million or 59.5% of net revenues for the six months ended June 30, 2020 compared to $4.3 million or 60.1% of net revenues for the six months ended June 30, 2019. Gross profit on product revenues was $2.1 million or 59.5% of net revenues for the six months ended June 30, 2020 compared to $4.3 million or 60.1% of net revenues for the six months ended June 30, 2019, mainly due to TraceCop/Savant product mix. Gross profit as a percentage of net revenues is impacted by several factors, including shifts in product mix, changes in channels of distribution, revenue volume, pricing strategies, and fluctuations in revenues of integrated third-party products.

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Sales and Marketing

Sales and marketing expenses increased to $0.5 million for the quarter ended June 30, 2020 compared to $46 thousand for the same period in 2019. Sales and marketing expenses increased to $1.0 million for the six months ended June 30, 2020 compared to $0.5 million for the same period in 2019. Sales and marketing expenses may vary in the future. Sales and marketing expenses increased compared to the comparable periods last year due to increases in labor and expenses and the Company was able to collect payment of $200 thousand from a customer related expense in 2018 that reduced expense in 2019. We believe that these costs will increase through the end of 2020 due to increased marketing expense related to the launch of INTRUSION Shield.

Research and Development.

Research and development expenses increased to $0.9 million for the quarter ended June 30, 2020 compared to $0.3 million for the same period in 2019. Research and development expenses increased to $1.7 million for the six months ended June 30, 2020 compared to $0.5 million for the same period in 2019. The increase in research and development expense was due partly to increased costs related to the development of our INTRUSION Shield solution as well as an increase in labor expense due to less direct labor required on existing projects. Research and development costs are expensed in the period in which they are incurred. Research and development expenses may vary in the future; mainly dependent on levels of research and development labor expense charged to projects. We expect research and development expenses to increase in 2020.

General and Administrative.

General and administrative expenses remained constant at $0.3 million for the quarters ended June 30, 2020 and 2019. General and administrative expenses decreased to $0.6 million for the six months ended June 30, 2020 compared to $0.7 million for the same period in 2019. It is expected that general and administrative expenses will remain relatively constant throughout the remainder of 2020, although expenses may be increased due to increased expenses related to the launch of INTRUSION Shield .

Interest

Interest expense decreased to $2 thousand for the quarter ended June 30, 2020 compared to $9 thousand for the same period in 2019. Interest expense decreased to $2 thousand for the six months ended June 30, 2020 compared to $44 thousand for the same period in 2019. Interest expense decreased due to decreased amount of Loan Payable to Officer culminating in our repayment of the balance in May 2019. Interest expense will vary in the future based on our cash flow and borrowing needs. Interest income increased to $1 thousand for the quarter ended June 30, 2020 compared to none for the same period in 2019. Interest income increased to $7 thousand for the six months ended June 30, 2020 compared to none for the same period in 2019. This is attributable to investing extra cash in money market accounts and getting better interest rates.

Liquidity and Capital Resources

Our principal source of liquidity at June 30, 2020 was approximately $2.9 million of cash and cash equivalents. At June 30, 2020, we had working capital of $2.4 million compared to $1.4 million at June 30, 2019.

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Net cash used in operations for the six months ended June 30, 2020 was $1.0 million due primarily to a net loss of $1.2 million and the following uses of cash: a $352 thousand decrease in deferred revenue, a $234 thousand increase in prepaid expenses and other assets, and a $64 thousand decrease in accounts payable and accrued expenses. This was partially offset by the following provisions of cash and non-cash items: a $499 thousand decrease in accounts receivable, $124 thousand in noncash lease costs, $107 thousand in depreciation and amortization expense, and $74 thousand in stock-based compensation. Net cash provided by operations for the six months ended June 30, 2019 was $2.3 million due primarily to a net income of $2.7 million and the following provisions of cash and non-cash items: $304 thousand in noncash lease costs, a $179 thousand increase in deferred revenue, $86 thousand in depreciation and amortization expense, $14 thousand in stock-based compensation, and $6 thousand in penalties and waived penalties on dividends. This was partially offset by a $738 thousand increase in accounts receivable, a $234 thousand increase in prepaid expenses and other assets, and a $66 thousand decrease in accounts payable and accrued expenses. Future fluctuations in accounts receivable and accounts payable will be dependent upon several factors, including, but not limited to, quarterly sales volumes and timing of invoicing, and the accuracy of our forecasts of product demand and component requirements.

Net cash used in investing activities for the six months ended June 30, 2020, was $62 thousand for net purchases of property and equipment, compared to $168 thousand net cash used in investing activities for the six months ended June 30, 2019 for net purchases of property and equipment.

Net cash provided by financing activities in 2020 was $0.6 million primarily by proceeds from a PPP loan of $0.6 million and proceeds from exercise of stock options of $85 thousand. This was directly offset by the following uses of cash: payments for preferred stock dividends of $67 thousand, and payment on principal of finance right-of-use leases of $21 thousand. Net cash used in financing activities in 2019 was $2.3 million with payments on the loan from an officer of $1.8 million, payments for preferred stock dividends of $644 thousand, and payment on principal of finance right-of-use leases of $31 thousand. This was directly offset by the following provisions of cash: proceeds from exercise of stock options of $226 thousand.

At June 30, 2020, the Company did not have any material commitments for capital expenditures.

During the six months ended June 30, 2020, the Company funded its operations through the use of cash and cash equivalents. As of June 30, 2020, we had cash and cash equivalents of approximately $2,872,000, down from approximately $3,334,000 as of December 31, 2019. We had a net loss of $715,000 for the quarter ended June 30, 2020 compared to a net income of $1,758,000 for the quarter ended June 30, 2019. Based on projections of growth in revenue in the coming quarters, we believe that we will have sufficient cash resources to finance our operations and expected capital expenditures for the next twelve months. As of October 24, 2019, our funding available from the CEO Note terminated.

We expect to fund our operations through anticipated Company profits and this offering. If our operations do not generate positive cash flow in the future, or if we are not able to successfully close on this offering, we may be unable to implement our business plan, to successfully develop, market, and sell our new INTRUSION Shield solution, to fund our ongoing liquidity needs, or even continue our operations.

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BUSINESS

Overview

In addition to the historical information contained herein, the discussion in this prospectus contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, such as statements concerning:

•	the uncertain ramifications related to the coronavirus outbreak;

•	our ability to produce and promote our new commercial product, INTRUSION Shield, and market it through new sales channels to a new set of prospective customers;

•	our need to increase current revenue levels in order to achieve sustainable profitability;

•	our ability to raise funds through debt or equity offerings related to launching a commercial product;

•	concentration of our revenues from U.S. government entities or commercial customers and the possibility of loss of one of these customers and the unique risks associated with government customers;

•	our dependence on sales of our current products that are made through indirect channels; and

•	the influence that our management and larger stockholders have over actions taken by the Company.

The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the section captioned “Risk Factors” on page 8 of this prospectus as well as those cautionary statements and other factors set forth elsewhere herein.

General

We develop, market and support a family of entity identification, high speed data mining, cybercrime and advanced persistent threat detection products.

Industry Background

We develop, market and support a family of entity identification, data mining and advanced persistent threat detection products. Our solution families include:

•	The TraceCop™ product line, which includes a number of our proprietary supporting tools, allows our customers and in-house cyber analysts to accurately discover and help identify ‘bad actors’ associated with cybercrime.

•	The Savant™ product is a ‘purpose-built’, very high-speed network data mining and analytics software package that is easily installed on commercial off the shelf platforms.

Our customers use our solutions as an integral part of protecting their critical infrastructure and data information assets. By quickly detecting, protecting, analyzing and reporting attacks, along with the potential misuse of classified information, we have become a key component to the daily challenges of cyber security for both state and federal governments and large private commercial enterprises.

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Products

TraceCop

Our TraceCop solution family includes a database of worldwide IP addresses, registrant information and their associations, along with a plurality of related IP information, some dating back over two decades. When combined with INTRUSION’s multitude of cyber security ‘global threat feeds’, along with our TraceCop family of proprietary supporting tools, this vast and ever expanding capability is used in conjunction with our customer’s data to help identify areas of vulnerability and potential cyber security threats. In addition to its extensive capability, the TraceCop family includes analytical software with a GUI interface to assist the analysts in locating cybercriminals and other potential ‘bad actors’ or network anomalies. We offer our customers a daily, weekly or monthly enrichment service to assist them in the culling of ‘good’ data traffic from potential threats.

Intrusion licenses TraceCop to our customers for a yearly fee and offers scheduled updates. Intrusion will either install and update the database at the Intrusion facility or install TraceCop on a customer server onsite. Updates are delivered via secure Internet feed or removable storage devices.

Savant

Savant is a high speed network data mining and analysis solution which organizes the data into networks of relationships and associations. Its patented design exceeds performance expectations and ensures ‘deep dives’ into data-in-motion in order to quickly and accurately detect advanced persistent threats. Savant can operate on networks with data flows of over 20 gigabits per second, and still maintain a 100% inspection rate of all packets.

The Savant solution provides real-time access and insight into a company’s own indisputable and quantifiable network data for more effective, unbiased examination of their flows. Uses of the Savant solution include data mining, data loss prevention, advanced persistent threat detection and identification of Internet habits of network users. Savant is a software solution that we license to our customers for which we sell data updates. We also offer the option to fully implement a server and re-sell to the customer as a turn-key solution.

New Solution Development; General

The network security industry is characterized by rapidly changing technology standards and customer demands all shaped by the current state of the economy. We believe that our future success depends in large part upon the timely enhancement of existing products as well as the development of new technologically advanced products that meet cybersecurity industry needs and perform successfully and efficiently. We are currently marketing TraceCop and Savant products to meet emerging market requirements and are continuously engaged in testing to ensure that our solutions interoperate with other manufacturers’ products and which comply with industry standards applicable to those products.

During 2019 and 2018, our research and development expenditures were approximately $1.3 and $1.2 million, respectively. All of our expenditures for research and development have been expensed as incurred. Research and development expenses increased to $0.9 million for the quarter ended June 30, 2020 compared to $0.3 million for the same period in 2019. Research and development expenses increased to $1.7 million for the six months ended June 30, 2020 compared to $0.5 million for the same period in 2019. The increase in research and development expense was due partly to increased costs related to the development of our INTRUSION Shield solution as well as an increase in labor expense due to less direct labor required on existing projects. Research and development costs are expensed in the period in which they are incurred. At August 1, 2020, we had 27 employees engaged in research, solution development and engineering. At certain times during the year, research and development labor expense is shifted to direct labor to support ongoing projects. We expect research and development expenses to increase in 2020.

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Our Offering: INTRUSION Shield

We are in the process of developing a new offering, INTRUSION Shield , that is designed to be the first in a family of next generation network detection and response solutions we plan to introduce in the coming months. After 20 years of providing research, analysis, and tools to the federal government and enterprise corporations, Intrusion possesses a comprehensive and proprietary threat-enriched Big Data Cloud of Internet activity, including information about the activities of malicious online actors. INTRUSION Shield will combine that comprehensive, proprietary database with artificial intelligence (AI) and real-time process flow technology to provide businesses and government agencies with a unique and affordable tool to detect, identify, and prevent cybercrimes.

Shield is a combination of plug-n-play hardware, software, global data, and AI services to organizations with aggressive protection against unaddressed information security threats and the most robust defense possible against cybercrime. Unlike traditional industry approaches that rely heavily on human resources, which malicious actors have learned how to bypass, INTRUSION Shield uses this combination of our extensive database with real-time AI technology to prevent illicit behavior. Using advanced metrics, Shield blocks traffic and network flows that other products cannot identify or even characterize. Most breaches today are caused by malware free compromises that trigger no alarms in a firewall or endpoint solution. The common denominator is network communications, and Shield monitors and analyses all network traffic and communications allowing it to identify and stop malware-free attacks. Shield receives real-time updates as our worldwide installations and big data sources identify new dangers.

Shield does not require the displacement of any existing products or solutions but instead provides a new, additional layer of cybersecurity for customers. The U.S. market consists of 34 million businesses of which 70% of this market is the small and medium sized business market. While the company believes that many large enterprises will recognize the need this solution addresses and will be incentivized to purchase Shield, the enterprise market has many decision makers for new cybersecurity purchases; therefore, the sell-cycle may be longer for this solution. We have identified businesses with from 100 to 1,000 users as our initial target market, as we believe this market segment has the most pressing need for the enhanced protection that the INTRUSION Shield will offer. In addition to direct sales and telesales, we intend to leverage existing and new channel partners, such as value added resellers and systems integrators, to market Shield to this target market.

Shield has experienced positive progress during Alpha testing and we have identified twelve companies which have been testing the Beta release since early September. The configuration of hardware is a single Dell network appliance installed inline inside of the customer’s firewall. The size of the network appliance will vary depending on the number of seats and the size of the customer’s internet connection be that 1Gb, 10Gb or 100 Gb.

Shield has received very positive feedback from Beta customers who have been surprised and pleased with the ease of installation due to the plug-n-play architecture. Within the first three days of Beta testing, Shield identified and immediately shut down a total of 461,562 threats to three companies, defending them against possible cyber-attacks. Customers went on to say, “It was amazing how many potential threats were blocked in such a short period of time with the Shield solution. We didn’t realize how many connections were being attempted each day,” said the CEO of a defense company that is participating in the Beta testing. A VP of IT at a large manufacturing company commented, “It was easy to install Shield and because of the blocking we have seen we have already installed a second Shield at a subsidiary company and we anticipate purchasing Shield when it is shipping for several of our companies.”

In addition to Shield, we are developing complementary solutions to create a family of Shield offerings, including our first follow on offering, Shield CLOUD, which is targeted for use by businesses with a dedicated or hybrid Cloud network environment. We are in the process of Alpha testing Shield CLOUD, and we are developing additional solutions that will address cybersecurity needs in the areas of lateral traffic, remote employees, WiFi, and mobile devices.

Our Customers: Government Sales

Sales to U.S. government customers accounted for 87.4% of our revenues for the year ended December 31, 2019, compared to 83.9% of our revenue in 2018. We expect to continue to derive a substantial portion of our revenues from sales to governmental entities in the future as we continue to market our entity identification products and data mining products to the government. Sales to the government present risks in addition to those involved in sales to commercial customers that could adversely affect our revenues, including potential disruption due to irregularities in or interruptions to appropriation and spending patterns, delays in approving a federal budget and the government’s reservation of the right to cancel contracts and purchase orders for its convenience.

Generally, we make our sales under purchase orders and contracts. Our customers, including government customers, may cancel their orders or contracts with little or no prior notice and without penalty. Although we transact business with various government entities, we believe that the cancellation of any particular order in itself could have a material adverse effect on our financial results. Because we derive and expect to continue to derive a substantial portion of our revenue from sales to government entities, a large number of cancelled or renegotiated government orders or contracts could have a material adverse effect on our financial results. Currently, we are not aware of any proposed cancellation or renegotiation of any of our existing arrangements with government entities.

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Third-Party Products

We currently resell standard commercially available computers and servers from various vendors which we integrate with our different software products for implementation into our customer networks. We do not consider any of these third party relationships to be material to the Company’s business or results of operations.

Customer Services

Our solution sales may include installation and threat data interpretation.

Manufacturing and Supplies

Our internal manufacturing operations consist primarily of software, packaging, testing and quality control of finished units. The hardware we sell are standard off-the-shelf solutions.

Intellectual Property and Licenses

Our success and our ability to compete are dependent, in part, upon our proprietary technology. We principally rely on a combination of contractual rights, trade secrets and copyright laws to establish and protect our proprietary rights in our solutions. In addition, we have received two patents, and we are in the process of applying for patents for In addition to Shield, we are developing complementary solutions to create a family of Shield offerings, including our first follow on offering, Shield CLOUD, which is targeted for use by businesses with a dedicated or hybrid Cloud network environment. We are in the process of Alpha testing Shield CLOUD, and we are developing additional solutions that will address cybersecurity needs in the areas of lateral traffic, remote employees, WiFi, and mobile devices.

We have also entered into non-disclosure agreements with our suppliers, resellers and certain customers to limit access to and disclosure of proprietary information. There can be no assurance that the steps taken by us to protect our intellectual property will be adequate to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology, although it would be extremely difficult to replicate our 24 year old proprietary and comprehensive internet databases.

We have entered into software and product license agreements with various suppliers. These license agreements provide us with additional software and hardware components that add value to our security solutions. These license agreements do not provide proprietary rights that are unique or exclusive to us and are generally available to other parties on the same or similar terms and conditions, subject to payment of applicable license fees and royalties. We do not consider any of the license, software or supplier agreements to be material to our business, but rather complementary to our business and solution offerings.

Sales, Marketing and Customers

Field Sales Force. Our direct sales organization focuses on major account sales, channel partners including distributors, value added resellers (VARs) and integrators; promotes our solutions to current and potential customers; and monitors evolving customer requirements. The field sales and technical support force provides training and technical support to our resellers and end users and assists our customers in designing cyber secure data networking solutions. We currently conduct sales and marketing efforts from our principal office in Richardson (Dallas), Texas. In addition, we have sales personnel, sales engineers or sales representatives located in Virginia and California.

Resellers. Resellers such as domestic and international system integrators and VARs sell our solutions as stand-alone solutions to end users and integrate our solutions with products sold by other vendors into network security systems that are sold to end users. Our field sales force and technical support organization provide support to these resellers. Our agreements with resellers are non- exclusive, and our resellers generally sell other products and solutions that may compete with our solutions. Resellers may place higher priority on products or solutions of other suppliers who are larger and have more name recognition, and there can be no assurance that resellers will continue to sell and support our solutions.

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Foreign Sales. Export sales did not account for any revenue in 2019 and 2018. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” above for a geographic breakdown of our revenue in 2019 and 2018.

Marketing. We have implemented several methods to market our solutions, including participation in trade shows and seminars, distribution of sales literature and solution specifications and ongoing communication with our resellers and installed base of end-user customers.

Customers. Our end-user customers include U.S. federal government, state and local government entities, large and diversified conglomerates and manufacturing entities. Sales to certain customers and groups of customers can be impacted by seasonal capital expenditure approval cycles, and sales to customers within certain geographic regions can be subject to seasonal fluctuations in demand.

In 2019, 87.4% of our revenue was derived from a variety of U.S. government entities through direct sales and indirectly through system integrators and resellers. These sales are attributable to ten U.S. Government customers through direct and indirect channels; three exceeded 10% of total revenue individually in 2019. Comparatively, sales to the U.S. Government through direct and indirect channels totaled 83.9% of total revenues for 2018. Those sales were attributable to ten U.S. Government customers through direct and indirect channels; four exceeded 10% of total revenue individually in 2018. A reduction in our sales to U.S. government entities could have a material adverse effect on our business and operating results if not replaced.

Backlog. We believe that only a small portion of our order backlog is non-cancelable and that the dollar amount associated with the non-cancelable portion is immaterial. We purchase, or contract for the purchase of, our inventory based upon our forecast of customer demand, and we maintain inventories in advance of receiving firm orders from customers. Commercial orders are generally fulfilled within two days to two weeks following receipt of an order. Certain orders may be scheduled over several months, generally not exceeding one year.

Customer Support, Service and Warranty. We service, repair and provide technical support for our solutions. Our field sales and technical support force works closely with resellers and end-user customers on-site and by telephone to assist with pre- and post- sales support services such as network security design, system installation and technical consulting. By working closely with our customers, our employees increase their understanding of end-user requirements and are then able to provide specific input in our solution development process.

We warrant all of our solutions against defects in materials and workmanship for periods ranging from 90 days to 36 months. Before and after expiration of the solution warranty period, we offer both on-site and factory-based support, parts replacement and repair services. Extended warranty services are separately invoiced on a time and materials basis or under an annual maintenance contract.

Competition

The market for network and data protection security solutions is intensely competitive and subject to frequent product or solution introductions with new technologies, improved price and performance characteristics. Industry suppliers compete in areas such as conformity to existing and emerging industry standards, interoperability with networking and other security products, management and security capabilities, performance, price, ease of use, scalability, reliability, flexibility, product features and technical support. The market for identity identification and data mining is more fragmented and thus allows more opportunities for small companies to compete in.

There are numerous companies competing in various segments of the data security markets. At this time, we have limited competitors for TraceCop; however, we expect competitors to emerge in the future. These competitors currently perform only a portion of the functions that we are able to perform with TraceCop. Also, we have been continuously collecting the TraceCop data for more than twenty years. We believe that none of our current or future competitors have the ability to provide this historical data. In our newest market segment, data mining and advanced persistent threat detection, we compete with several companies including Niksun, NetScout, Fireeye and Darktrace Networks.

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We believe that our INTRUSION Shield solution, as well as the complementary offerings in the Shield family, will be novel and unique in our industry because of its plug-n-play, proprietary databases, real-time AI, monthly contract and will initially be used as a complement to our customer’s existing cybersecurity processes and third-party products or solution. If Shield receives widespread acceptance in our market, we anticipate that other businesses will seek to compete with Shield; however, we believe our existing, mature, and proprietary database which are integral to the operation of Shield will be difficult, if not impossible, for other companies in our industry to replicate and will be a significant barrier to entry of competitors in the near and long term future of cybersecurity solutions.

Employees

As of September 1, 2020, we employed a total of 38 full time persons, including 5 in sales, marketing and technical support, 28 in research, development, analysis and engineering, and 5 in administration and finance.

None of our employees are represented by a labor organization, and we are not a party to any collective bargaining agreement. We have not experienced any work stoppages and consider our relations with our employees to be good.

Competition in the recruiting of personnel in the networking and data security industry is intense. We believe that our future success will depend in part on our continued ability to hire, motivate and retain qualified management, sales, marketing, and technical personnel. To date, we have not experienced significant difficulties in attracting or retaining qualified employees.

Properties

Our headquarters are located in a two-story building in Richardson, Texas. We occupy approximately 23,000 square feet of floor space in this facility. This facility houses our corporate administration, operations, marketing, research and development, engineering, sales and technical support personnel. The lease for this facility extends through November 2024.

Approximately thirty percent of our security software research and development and engineering staff are currently working either in a small facility in San Diego, California under a lease currently set to expire in March 2021 or working remotely from home offices.

We believe that the existing facilities at September 1, 2020, will be adequate to meet our operational requirements through 2020, although we periodically review our leased space to in order to ensure such space is secure and suitable for our current and future needs. We believe that all such facilities are adequately covered by appropriate property insurance. See Note 4 to our Consolidated Financial Statements for additional information regarding our obligations under leases.

Legal Proceedings.

We are subject to legal proceedings and claims that arise in the ordinary course of business. We do not believe that any claims exist where the outcome of such matters would have a material adverse effect on our consolidated financial position, operating results or cash flows. However, there can be no assurance such legal proceedings will not have a material impact on future results.

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MANAGEMENT

Name	Age	Position
Jack B. Blount	68	Chief Executive Officer, President, and Director
Michael L. Paxton	59	Chief Financial Officer, Secretary, Treasurer and Director
Anthony J. LeVecchio (1)(2)(3)*	73	Chairman and Director
T. Joe Head	63	Vice Chairman, Vice President and Director
Dale A. Booth (1)(2)(3)*	61	Director
James F. Gero (1)(2)(3)*	75	Director
Donald M. Johnston (1)(2)(3)*	71	Director

__________________________

*	Independent Director as defined by Nasdaq Rule 5605(a)(2).
(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating Committee.

Jack B. Blount was appointed as our Chief Executive Officer, President, and a Director on May 27, 2020. Blount had an extensive career in technology as a visionary in the personal computer, local area networking, ERP, mobile computing, big data, cybersecurity, and AI. Most recently, Blount founded a strategic consultancy for enterprise, startup and federal government organizations. Prior to that, he served as CIO in the federal government where he was responsible for designing a new, 10-layer cyber security architecture that protected more than 100,000 employees and billions of dollars. Blount began his career as an engineer at IBM and was then recruited from IBM for the role of SVP of Business Development at Novell in the 1980’s where he helped expand its business from $50M to $2B in just six years. He has served as the CTO, COO, and CEO of eight technology, turnaround companies and has served on twelve technology company Board of Directors, five of which were public companies, and he held the role of Chairman of five of those companies. Blount has conducted business in more than 40 countries and has been a speaker at many public conferences in China, France, Germany, Norway, Russia, and the United States. He graduated from Southern Methodist University with a degree in Mathematics and did his graduate MBA studies while working at IBM. Mr. Blount’s leadership skills combined with his extensive experience in the technology/cybersecurity industry makes him uniquely qualified to lead the Company as it seeks to expand its solution offerings and widen its customer base.

Michael L. Paxton was appointed by the Board to serve as Interim President and Interim Chief Executive Officer of the Company and Chairman of the Board on November 1, 2019, after the unexpected death of G. Ward Paxton on October 24, 2019. Mr. Paxton acted as Interim President and Interim Chief Executive Officer until May 27, 2020 when Mr. Blount was appointed our Chief Executive Officer and President and as Chairman until Mr. LeVecchio’s appointment to that role on August 20, 2020. Mr. Paxton joined the Company on August 13, 2002 as Vice President, Chief Financial Officer, Secretary and Treasurer. He was also employed by the Company from 1986 until May 1998. Mr. Paxton previously held positions with the Company as Vice President and Secretary from 1995 to 1998, Controller of Finance and Accounting from 1987 to 1995 and Accounting Manager from 1986 to 1987. From 1998 to August 2002, Mr. Paxton served as General Partner for Paxton Ventures, L.P. Mr. Paxton holds a B.B.A. degree from the University of Oklahoma. As our CFO, Mr. Paxton has demonstrated dedication and leadership, and possesses a unique insight and understanding of our operations and business strategy. Mr. Paxton’s extensive business, senior management and administrative experience, as well as his intimate familiarity with the day to day management of the Company make him particularly qualified for service as Chairman of our Board.

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Anthony J. LeVecchio was appointed by the Board to serve as a Director on August 6, 2020 and as Chairman on August 20, 2020. Anthony J. LeVecchio is President and Owner of The James Group, Inc., a general business consulting firm that has advised CEOs across a wide range of industries in both public and private companies. LeVecchio has served on the board of over 20 private companies ranging from pre-revenue startups to companies with over $100 million in annual revenues. In this capacity, he has guided companies through all phases of corporate growth including startup operations; achieving profitability; asset, debt and equity financing; merger and acquisitions and implementation of corporate governance best practices. His previous board experience includes serving as Chairman of the Board of LegacyTexas Bank (LTXB) and as Co-chairman of the Board for UniPixel, Inc. (UNXL). LeVecchio has also served on boards for Microtune, Inc., DG FastChannel, Inc., Maxum Health, Inc., Medical Alliance and ASDS. As a public company director, he has experience with IPOs; secondary offerings; Sarbanes Oxley preparedness and qualification for 404 accelerated filers; NASDAQ de-listing and relisting; SEC stock option backdating investigations and class action lawsuit resolution; and Dodd Frank implementation. In addition to his business activities, Mr. LeVecchio is a lecturing professor in the School of Management at University of Texas, Dallas, and is a member of the advisory board for The Institute for Excellence in Corporate Governance at UTD. In 2014, he was named as an Outstanding Public Company Director by the Dallas Business Journal. He has participated as a speaker and panelist on several occasions for Bank Director and Corporate Board Member. Prior to forming The James Group in 1988, Mr. LeVecchio was the Senior Vice President and Chief Financial Officer for VHA Southwest, Inc., a regional healthcare system. Previous to that, Mr. LeVecchio held financial management positions with Philips Information Systems, Exxon Office Systems and Xerox Corporation. Mr. LeVecchio received a Bachelor of Economics from Rollins College, Winter Park, Florida and an M.B.A. in Finance from the same institution where he remains an active alumnus and a former member of their Board of Trustees. Mr. LeVecchio was selected to serve as Chairman of our Board and on our Audit Committee because of his standing as a financial expert and corporate governance expert.

T. Joe Head is co-founder of the Company and has served as a director since the Company’s inception in September 1983. Mr. Head was named Vice Chairman of the Board of Directors in June 2000 and was named Vice Chairman and Vice President on February 14, 2003. He also served as Senior Vice President from 1983 until 1998 and Executive Vice President from 1998 until June 2000. Prior to co-founding the Company, Mr. Head held the positions of Product Marketing Manager and Marketing Engineer of Honeywell Optoelectronics, from 1980 to 1983. Mr. Head holds a B.S. degree in Electrical Engineering from Texas A&M University. Mr. Head’s extensive experience and vision in technology and his knowledge in the area of government sales make him particularly qualified for service on the Board.

Dale A. Booth was appointed to the Board of Directors on February 9, 2015 . Mr. Booth is currently Chief Financial Officer and Chief Operating Officer of Beard Integrated Systems Inc. and is a private investor. Prior to being the COO of Beard Integrated, Mr. Booth was Sr. Managing Director of TurnPoint Advisors LLC., a management strategy and advisory firm he founded in 2009. Mr. Booth also serves on the board of Bell Industries Inc. Mr. Booth is a former Chief Executive Officer of NetVersant Solutions LLC., a $50M provider of advanced communications and networking solutions for large enterprise clients. Prior to NetVersant, Mr. Booth served as Chairman and Chief Executive Officer of Sensor Logic Inc., a leading provider of wireless data management and connectivity solutions. Prior to Sensor Logic, Mr. Booth served as Chief Executive Officer of NextiraOne LLC., a $500M provider of communications solutions to mid-market and Fortune 500 clients. Prior to NextiraOne, Mr. Booth was Senior Vice President and Chief Information Officer of Fujitsu Network Communications Inc., a $3B provider of optical communications products to the telecom carrier market. Mr. Booth earned an engineering degree with honors from DeVry University and completed his educational studies at Wharton and the University of Chicago, Gleacher School of Business. Mr. Booth is a member of the National Association of Corporate Directors (NACD) and a Board Leadership Fellow, and he completed NACD’s comprehensive program of study for corporate directors. Mr. Booth’s extensive business experience in various technical, managerial and financial positions make him particularly qualified as a member of our Board, Audit Committee and Compensation Committee.

James F. Gero was named a director of the Company on October 27, 2003. Mr. Gero is former Chairman of the Board and a principal stockholder of Sierra Technologies, Inc., which was formed in September 1991, and is a private investor. Mr. Gero serves as Chairman of the Board of LCI, a public company which supplies a broad array of components for recreational vehicles and manufactured homes, and is the former Chairman of Orthofix, N.V., a publicly traded medical device manufacturer. Mr. Gero is a former Chairman and Chief Executive Officer of Varo Inc., a manufacturer of high technology systems. Prior to becoming Chairman and CEO of Varo Inc., Mr. Gero served as Vice President and General Manager at Allied Signal Corporation. Mr. Gero holds a B.S. degree from State University of New York, an M.B.A. degree from University of New Haven and an M.S. degree from Fairleigh Dickinson. Mr. Gero’s extensive experience serving on boards of both public and private companies and his knowledge in the areas of strategic planning, finance, and corporate governance make him particularly qualified for service on our Board, Audit Committee and Chairman of our Compensation Committee.

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Donald M. Johnston has served as a director of the Company since November 1983. Mr. Johnston is President of Massey Burch Capital Corp., a venture capital firm. He served as President of Massey Burch Investment Group, Inc., a venture capital firm, from 1990 until December 1993, where he had been a principal since 1982. Prior to that time, Mr. Johnston was the President of InterFirst Venture Corporation, a venture capital subsidiary of Interfirst Bancshares, Inc., and the Executive Director of First Dallas, Ltd., a corporate finance group in London, England. Mr. Johnston holds a B.A. degree from Vanderbilt University and an M.B.A. degree from Southern Methodist University. Mr. Johnston’s broad array of business experience and expertise in financial matters and venture capital investing, as well as a demonstrated commitment to corporate governance make him particularly qualified for service on our Board, Compensation Committee and Chairman of our Audit Committee.

Al directors of the Company hold office until the next ensuing annual meeting of stockholders or until their respective successors are duly elected and qualified. All officers of the Company are elected annually by the Board and serve at the discretion of the Board. There are no family relationships between any director or officer of the Company and any other such person.

Director Independence

Each of Messrs. LeVecchio, Booth, Gero, and Johnston are “independent” members of our board of directors as “independence” is defined in Nasdaq Marketplace Rule 5605(a)(2).

Family Relationships

There are no family relationships between any director or officer of the Company and any other such person.

Board Role in Risk Oversight and Management

The Board has an active role in the oversight and management of the Company’s risks and carries out its role directly and through Board committees. The Board’s direct role in the Company’s risk management process includes regular or periodic receipt and discussion of reports from management and the Company’s outside counsel and advisers on areas of material risk to the Company, including operational, strategic, financial, legal and regulatory risks.

While overall enterprise-wide risk management is ultimately the responsibility of the Board, the Audit Committee is delegated with the authority to oversee the identifying, assessing, and monitoring of such risks, delegating authority for discrete risk management oversight to the appropriate committees of the Board or to a Risk Oversight sub-committee of the Audit Committee. The Audit Committee shall report regularly to the Board at-large on its activities in risk oversight, pass along reports from any Committees or sub-committees with oversight authority, and make recommendations for any changes, modifications, improvements, or expansions of the Company’s risk assessment and management policies and procedures.

The Board has also addressed risk through the adoption of corporate policies. The Board has adopted a Code of Business Conduct and Ethics designed to ensure that directors, officers and employees of the Company are aware of their legal and ethical responsibilities and conduct the Company’s business in a consistently legal and ethical manner.

The Company has not adopted any practices or policies regarding the ability of our employees (including officers) or Directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock either granted to the employee or director by the Company as part of the compensation of the employee or director; or held, directly or indirectly, by the employee or director.

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Committees

The Board has established Audit, Compensation, and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of the Audit Committee, the Compensation Committee, and the Nominating Committee are described below.

Audit Committee. The Audit Committee is composed of Donald M. Johnston (Chairman), James F. Gero, Anthony J. LeVecchio, and Dale A. Booth. Each member of the Audit Committee is independent (as defined in Nasdaq Marketplace Rule 5605(a)(2)). The Audit Committee has at least one financial expert (as defined by 407 (d)(5)(ii) of Regulation S-K). Mr. Johnston is currently the Audit Committee financial expert. The functions performed by the Audit Committee, its membership and the number of meetings held during the fiscal year, are set forth in the “Report of the Audit Committee,” included in this prospectus. The Audit Committee is governed by a written charter, which was amended and restated by the Board on September 14, 2020, and is included under the “investor relations” section on the Company’s website, www.intrusion.com. The Audit Committee held six meetings during fiscal year 2019.

Compensation Committee. The Compensation Committee is composed of Mr. Gero (Chairman), Mr. Booth, Mr. LeVecchio, and Mr. Johnston, each of whom is an independent director, as defined by Nasdaq Rule 5605(a)(2). The Compensation Committee met five times during the 2019 fiscal year. The Compensation Committee is empowered to advise management and make recommendations to the Board with respect to the compensation and other employment benefits of executive officers, key employees and directors of the Company. The Compensation Committee also administers the Company’s stock incentive plan for officers, key employees and directors, and the Company’s incentive bonus programs for executive officers and employees. The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted pursuant to the stock incentive plan. The Compensation Committee is governed by a written charter that was approved by the Board on September 14, 2020.

Nominating Committee. The Nominating Committee is composed of Mr. Gero (Chairman), Mr. Booth, Mr. LeVecchio, and Mr. Johnston, each of whom is an independent director, as defined by Nasdaq Rule 5605(a)(2). The Nominating Committee was newly formed on August 17, 2020 and is governed by a written charter that was approved by the Board on September 14, 2020.The Nominating Committee is not expected to meet formally until sometime in 2021.

Appointment of Special Committee to Oversee this Offering. The offering of shares of our currently issued and outstanding common stock now held by the selling stockholders is intended to benefit the Company by decreasing the concentration of stock currently held by the Company’s insiders, founders, and current management without deploying any of our cash reserves to effect this result. Upon completion of the offering, we anticipate that the amount of our common stock held by the selling stockholders as a group will decrease from 55.6% to 44.0%, without taking into account any sales by underwriters as a result of the exercise of the over-allotment. without taking into account any sales by underwriters as a result of the exercise of the over-allotment. We believe that this shift in concentration of control will benefit us and our stockholders and reinforce our goal of transforming the company’s business model to leverage on our existing customers, solutions, and intellectual property assets to provide new solutions to an expanded customer base. In recognition of the fact that certain members of the selling stockholder group currently hold positions as our directors and officers, we have formed a special committee of the Board that excludes those interested members of our board and charged this committee with the authority to conduct all negotiations and provide all approvals related to the offering including those related to the participation of the selling stockholders. This special committee was formed on July 28, 2020, and includes Messrs. Blount, LeVecchio, Booth, Johnston, and Gero.

Code of Business Conduct and Ethics

All of the Company’s directors and employees are required to abide by the Company’s Code of Business Conduct and Ethics, which the Company adopted on September 14, 2020 (the “Code”) to insure that the Company’s business is conducted in a consistently legal and ethical manner. The Code cover areas of professional conduct that include conflicts of interest, fair dealing and the strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The full text of the Code is published on the Company’s website at under the investor relations tab at www.intrusion.com. The Company intends to disclose future amendments to, or waivers from, certain provisions of the Codes of Ethics on the Company’s website within four business days following the date of such amendment or waiver. Upon the written request of any stockholder, the Company will furnish, without charge, a copy of of the Code. This request should be directed to the Company’s Secretary at 1101 E. Arapaho Road, Suite 200, Richardson, TX 75081.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information regarding all cash compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of the Company’s other two executive officers for the last three fiscal years in all capacities in which they served the Company and its subsidiaries for such period. The individuals listed below shall be referred to as the “Named Executive Officers”.

2019 SUMMARY COMPENSATION TABLE (6)

Name and Principal Position	Year	Salary	Bonus (1)	All Other Compensation (2)	Total
Jack B. Blount (3)	2019	$–	$–	$–	$–
Chief Executive Officer, President, and Director	2018	–	–	–	–
Michael L. Paxton, (4)	2019	195,000	11,700	1,890	208,590
Chief Financial Officer, Director, Treasurer and Secretary	2018	195,000	9,750	1,890	206,640
T. Joe Head,	2019	270,000	116,200	2,640	388,840
Vice-Chairman, Vice President and Director	2018	270,000	13,500	2,640	286,140
G. Ward Paxton,	2019	205,000	12,300	2,440	219,740
Former Chairman, President, and Director, (5)	2018	250,000	12,500	2,440	264,940

(1)	Includes bonus compensation and/or commission earned during the fiscal year indicated, a portion of which may have been or will be paid during the subsequent fiscal year. Mr. Head’s bonus includes a $100,000 performance bonus paid in 2019.

(2)	This amount includes the annual employer matching contributions under the Company’s tax qualified Section 401(k) Savings Plan for Mr. G. Ward Paxton, Mr. Michael L. Paxton and T. Joe Head, respectively.

(3)	Mr. Jack B. Blount was appointed Chief Executive Officer, President, and Director on May 27, 2020, therefore no compensation was paid to Mr. Blount for fiscal years 2018 or 2019.

(4)	Mr. Michael Paxton took a total of sixty-eight days off without pay during 2018 resulting in net earnings received of $144,000.

(5)	Mr. G. Ward Paxton passed away on October 24, 2019. All wages and bonus paid or payable are allocated based on date of death.

(6)	No stock awards were paid, no non-equity incentive plan compensation was paid, and no pension or non-qualified deferred compensation earnings were charged to the Named Executive Officers for the last two fiscal years. These columns have been omitted from the table.

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Base Salary

The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the Compensation Committee with reference to the following without specific weighting:

•	salaries paid to executives with similar responsibilities at companies of a comparable size and sales volume, primarily in the high technology industry;

•	each officer’s performance; and

•	the Company’s overall financial results.

The Compensation Committee believes that other companies likely compete with the Company for executive talent and that the Company must offer salaries within a competitive market range to attract and retain talented executives. However, the Compensation Committee manages salaries for the executive group as a whole in a conservative fashion in order to place more emphasis on incentive compensation. Compensation paid to our executive officers is below industry averages; in addition, in 2019 the Compensation Committee did not increase the base salaries of the executive officers. A bonus of six percent ($40,200 total) was payable under the 2019 management incentive plan for executive officers based on 2019 financial results. Joe Head received a performance bonus of $100,000 in 2019. A bonus of five percent ($35,750 total) was paid to executive officers for 2018 financial results. The Company does not consider the performance of any comparison group in determining compensation of its executive officers.

Bonus

To reinforce the attainment of corporate objectives, the Compensation Committee believes that a substantial portion of the potential annual compensation of each executive officer should be in the form of short-term, variable incentive pay. The incentive cash bonus program for executives is established annually by the Compensation Committee based upon the Company’s achievement of sales and/or net income targets established at the beginning of the fiscal year. The incentive plan for executives requires a threshold level of Company financial performance before any incentives are awarded. Once the threshold objective for sales and/or net income of a fiscal year is reached, specific formulas are in place to calculate the actual incentive payment for each executive for such year.

At the beginning of fiscal year 2019, the Compensation Committee adopted the 2019 management incentive plan. Under the terms of the 2019 management incentive plan, the bonus payable to each executive officer was based on sales targets.

Bonuses Awarded

In fiscal year 2019, the Company did not achieve its targeted sales goal but did reach its threshold level of sales for bonuses. Per the employee incentive plan, the Company awarded full-time, non-commissioned employees a six percent bonus. This included our three executive officers. G. Ward Paxton passed away on October 24, 2019. Awarded bonus payable is allocated based on date of death. Certain employees in the sales organization, received incentive sales commission in fiscal 2019 based upon the Company’s sales. Joe Head received a performance bonus of $100,000 in 2019.

Stock Option and Equity Incentive Programs

The goal of the Company’s equity-based incentive awards is to align the interests of executive officers with the Company’s stockholders. The Compensation Committee determines the value allocated to equity-based incentives according to each executive’s position within the Company, individual performance, contributions to achievement of corporate objectives and related factors, and grants stock options to create a meaningful opportunity for stock ownership. Because of the direct relationship between stock option value and the market price, it is believed that granting options is the best method to motivate executives to mirror the concerns of other stockholders.

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Stock Options Granted

The Company grants stock option awards to the executive officers and key employees in order to retain their services and increase their performance potential to help attain long-term goals of the Company. However, there is no set formula for the granting of awards to individual executives or employees. In each of the past three fiscal years, 2019, 2018 and 2017, the Company has granted stock options to purchase 34,000, 24,000 and 24,000 shares of the Company’s Common Stock, respectively. Of these amounts, no shares have been granted to the Named Executive Officers for each of the past three years. During fiscal year 2019, a total of three non-employee directors received stock options to purchase an aggregate of 0.17% of the outstanding shares of Common Stock.

Timing of Grants

Stock awards to executive officers and other key employees are typically granted annually in conjunction with the review of the individual’s performance. This review typically takes place in January. Stock option awards are granted to non-employee directors on the date of the annual meeting of stockholders, in accordance with the terms of the 2015 Plan. Grants to newly hired employees are effective on the first Compensation Committee meeting following the employee’s first day of employment, after approval by the committee. The exercise price of all stock options is set at the then current day’s closing price of the Common Stock.

Stock Ownership Guidelines

The Company does not have any standard stock ownership guidelines. However, all executives are encouraged to retain stock options and other shares that they directly own.

Perquisites

The Company limits the perquisites that are made available to executive officers. The Company does not have a pension program for executives or employees.

The perquisites provided by the Company in fiscal year 2019 are as follows. All employees who participated in the Company’s 401(k) plan may receive up to $2,700 in matching funds. All of the Named Executive Officers who participated in the 401(k) plan received matching funds. The health and life insurance plans are the same for all employees. In general, all employees’ base health premiums are paid 100% and the employee pays approximately 32% of the health premiums for dependents. All employees are also provided life insurance up to $10,000. This policy is the same for all employees, including executive officers.

Grants of Plan-Based Awards During Fiscal Year 2019

The Company did not grant options to acquire shares of Common Stock to the Named Executive Officers during fiscal year 2019. Also, the Company did not grant any stock awards or non-equity incentive plan units during fiscal year 2019.

Employment Agreements

Neither the Company nor its subsidiaries has any employment agreements with any of its Named Executive Officers.

Outstanding Equity Awards at the End of Fiscal Year 2019

The following table sets forth information with respect to the options outstanding by the Named Executive Officers held at fiscal year-end.

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2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)
Name	Exercisable	Unexercisable
T. Joe Head	100,000	–	0.40	02/04/20
	80,000	–	0.70	02/03/21
	70,000	–	0.65	02/09/22
	50,000	–	0.48	02/07/23
	50,000	–	1.80	02/06/24

(1)	Options become exercisable in three equal annual installments beginning on the first anniversary date of grant.

(2)	The expiration date of each option occurs between ten years after the date of grant of each option.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)(6)	Total ($)
Michael L. Paxton, (1) Member	–	–	–
T. Joe Head, (1) Vice Chairman of the Board	–	–	–
Dale A. Booth, (2) Member	20,400	34,000	54,400
James F. Gero, (2) Member	20,400	34,000	54,400
Donald M. Johnston, (2) Member	20,400	34,000	54,400
Jack B. Blount (4) Member
Anthony J. LeVecchio (5) Chairman of the Board

(1)	Mr. Paxton and Mr. Head are employee directors of the Company. All compensation paid to them is paid for their services as employee executives of the Company, which are detailed in the 2019 Summary Compensation Table. No additional fees were paid to Mr. Paxton or Mr. Head for their services as Directors of the Company as noted above.

(2)	Mr. Gero, Mr. Johnston, and Mr. Booth were each granted 8,000 stock options with an exercise price of $4.25, the closing fair market value on such date.

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(3)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The FASB ASC Topic 718 full grant date fair value of $34,000 for Mr. Gero, Mr. Johnston and Mr. Booth which will be expensed and reported as the options vests for each non-employee director. Refer to Note 9, “Stock Options”, in the Notes to Consolidated Financial Statements included in this prospectus for the relevant assumptions used to determine the valuation of the stock option awards.

(4)	Mr. Blount was appointed to the Board on May 27, 2020.

(5)	Mr. LeVecchio was appointed as Chairman of the Board on August 20, 2020.

(6)	The following are the aggregate number of option awards outstanding that have been granted to each of the non-employee directors as of December 31, 2019: Mr. Gero – 65,000; and Mr. Johnston – 65,000; and Mr. Booth. – 50,000.

Overview of Compensation and Procedures

The Compensation Committee reviews the level of compensation of non-employee Directors on an annual basis. The Company has historically used data from a number of different sources to determine the compensation for non-employee Directors. Some examples of the data used include publicly available data describing director compensation in peer companies and survey data collected by the Company.

We compensate non-employee members of the Board through a mixture of cash and equity-based compensation. Each non-employee Director receives a cash retainer fee of $1,200 per month. Each non-employee Director also receives a fee of $1,200 for each meeting of the Board attended (excluding telephonic meetings) and for each meeting of a committee of the Board attended (exclusive of committee meetings held on the same day as Board meetings). Each non-employee Director also receives a fee of $600 for each telephonic meeting attended. Each non-employee Director is also reimbursed for all reasonable expenses incurred in attending such meetings. No Director who is an employee of the Company receives any fees for service as a Director. However, Michael L. Paxton and T. Joe Head each earned compensation for his services to the Company as an employee as set forth in the Summary Compensation Table. No options were received by Michael Paxton or Joe Head in 2019 and 2018. Neither Mr. Paxton nor Mr. Head received any additional fees for his services as a Director.

Under the Automatic Option Grant Program of the 2015 Plan, each non-employee Director will automatically be granted an option to purchase 10,000 shares of Common Stock upon joining the Board and an option to purchase 10,000 shares of Common Stock on the date of each annual stockholder meeting as long as the director has served at least three months prior to the date of grant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

February 7, 2019 Promissory Note

On February 7, 2019, the Company entered into an unsecured revolving promissory note to borrow up to $2,700,000 from G. Ward Paxton, the Company’s former Chairman, President and Chief Executive Officer. Under the terms of the note, the Company may borrow, repay and reborrow on the loan as needed up to an outstanding principal balance due of $2,700,000 at any given time. Amounts the Company borrows under the note accrue interest at a floating rate per annum equal to the announced prime rate of Silicon Valley Bank plus 1% and are unsecured. All outstanding principal and accrued interest was paid to Mr. Paxton during 2019. With the passing of Mr. G. Ward Paxton on October 24, 2019, the CEO Note terminated, with the result that future borrowings thereunder will no longer be available to the Company.

During 2018 and up until March 31, 2020, there have been no other transactions, or currently proposed transactions, between the Company and any of its executive officers, directors or 5% beneficial holders, or member of the immediate family of the foregoing persons, in which one of the foregoing individuals or entities had an interest of more than $120,000.

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Oversight of this Offering; Appointment of Special Committee of the Board.

The offering of shares of our currently issued and outstanding common stock now held by the selling stockholders is intended to benefit the company by decreasing the concentration of stock currently held by the Company’s insiders, founders, and current management without deploying any of our cash reserves to effect this result. Upon completion of the offering, we anticipate that the amount of our common stock held by the selling stockholders as a group will decrease from 55.6% to 44.0%, without taking into account any sales by underwriters as a result of the exercise of the over-allotment. We believe that this shift in concentration of control will benefit us and our shareholders and reinforce our goal of transforming the company’s business model to leverage on our existing customers, solutions, and intellectual property assets to provide new solutions to an expanded customer base. In recognition of the fact that certain members of the selling stockholder group currently hold positions as our directors and officers, we have formed a special committee of the Board that excludes those interested members of our board and charged this committee with the authority to conduct all negotiations and provide all approvals related to the offering including those related to the participation of the selling stockholders.

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PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Common Stock as of September 30, 2020, unless otherwise indicated, by (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each director of the Company, (3) the Company’s current executive officers, (4) all current directors and executive officers of the Company as a group, and any selling stockholders not included in any of the prior groups. The persons and entities named in the table have sole voting and investment power with respect to all such shares owned by them, unless otherwise indicated. The percentage of class beneficially owned after the offering is based on an issuance of 2,000,000 shares of common stock by the Company in the offering, and does not take into account any shares subject to the underwriters’ purchase option.

Name of Beneficial Owner or Group (1)	Amount and Nature of Beneficial Ownership Prior to the Offering (2)	Percent of Class (%) Prior to the Offering	Shares To Be Sold In The Offering	Amount and Nature of Beneficial Ownership After the Offering	Percent of Class (%) After The Offering
Patsy A. Paxton (1)(3)	1,412,925	9.5%	190,651	1,222,274	7.2%
T. Joe Head (1)(4)	1,029,115	6.8%	100,000	929,115	5.4%
Dale A. Booth (5)	49,251	*	--	49,251	*
James F. Gero (6)	455,818	3.0%	--	455,818	2.7%
Donald M. Johnston (7)	75,858	*	--	75,858	*
Michael L. Paxton (1)(8)	2,404,388	16.1%	324,432	2,079,956	12.3%
Julie Paxton Puckett (1)(9)	1,967,250	13.2%	265,448	1,407,033	10.1%
Jack B.Blount	0	*	--	0	*
Tony J. LeVecchio	0	*	--	0	*
Mark A. Paxton(1)(10)	1,626,502	10.9%	219,469	1,407,033	8.3%
James W. Harpel (1) (11)	737,507	4.9%	--	737,507	4.4%
ARS Investment Partners LLC (1)	1,177,381	7.9%	--	1,177,381	7.0%
All directors and executive officers as a group (7 persons) (12)	4,014,429	26.2%	424,432	3,589,997	20.7%

___________________

*       Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)	The addresses of the persons or entities shown in the foregoing table who are beneficial owners of more than 5% of the Common Stock are as follows: Patsy A. Paxton, T. Joe Head, Michael L. Paxton, A Mark. Paxton, Julie Paxton Puckett and James Gero, 1101 East Arapaho Road, Suite 200, Richardson, Texas 75081, James W. Harpel, 525 South Flagler Drive, Suite 201, West Palm Beach, FL 33401 and ARS Investments Partners LLC, 500 Fifth Avenue, STE 1440, New York, NY 10110.

(2)	Beneficial ownership is calculated in accordance with the rules of the SEC in accordance with Rule 13d-3(d)(1) of the Exchange Act. Percentage of beneficial ownership is based on 14,929,279 shares of Common Stock issued outstanding as of September 30, 2020. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days following September 30, 2020 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3)	Includes 3,667 shares held by Patsy A. Paxton in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan and 606,499 shares hold by G. Ward Paxton FLP 1, Ltd.

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(4)	Includes 100,000 shares held by the Biblical Studies Foundation in which Mr. Head is President. Includes 250,000 shares that Mr. Head may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of September 30, 2020.

(5)	Includes 42,001 shares that Mr. Booth may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of September 30, 2020.

(6)	Includes 52,001 shares that Mr. Gero may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of September 30, 2020.

(7)	Includes 52,001 shares that Mr. Johnston may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of September 30, 2020.

(8)	Includes 570,000 shares pre-offering, 80,000 shares to be sold in the offering, with 490,000 shares to be held post-offering by trusts of Mr. Paxton’s children of which Michael Paxton and Kathryn Paxton are co- trustees.

(9)	Includes 1,140,000 shares pre-offering, 160,000 shares to be sold in the offering, with 980,000 shares to be held post-offering by trusts of Mrs. Puckett’s children of which Julie Puckett and Mark Puckett are co-trustees.

(10)	Includes 855,000 shares pre-offering, 120,000 shares to be sold in the offering, with 735,000 shares post-offering by trusts of Mr. Paxton’s children of which Mark Paxton is sole trustee.

(11)	Includes the equivalent of 70,000 shares that Mr. Harpel may be deemed a beneficial owner.

(12)	Includes an aggregate of 396,003 shares that may be acquired upon exercise of options of officers and directors that are currently exercisable or will become exercisable within 60 days of September 30, 2020.

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DESCRIPTION OF CAPITAL STOCK

The following description is intended as a summary of our certificate of incorporation (which we refer to as our “charter”) and our bylaws, each of which will become effective prior to the effectiveness of the registration statement of which this prospectus forms a part and which will be filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our charter and bylaws.

General

Our charter authorizes 80,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 per value per share.

As of September 30, 2020, there were 14,929,279 shares of our common stock outstanding and approximately 120 stockholders of record. No shares of our preferred stock are designated, issued or outstanding.

Common stock

Voting rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock which may be issued in the future, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Fully paid and nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

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Issuance of Preferred Stock by our Board

While we currently have no shares of preferred stock issued and outstanding Our Certificate of Incorporation provides that shares of up to five million shares of preferred stock may be issued from time to time in one or more series, at the discretion of the Board of Directors without stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors prior to the issuance thereof.  This means that our Board has the discretion to issue shares of preferred stock that had provisions that could be superior in rights and preferences to shares of our common stock and which could be dilutive to holders of our common stock. Further, such rights and preferences could have the effect of preventing or hindering certain fundamental transactions, such as a merger or sale of all or substantially all of our assets or another change of control that would otherwise be beneficial to the holders of our common stock.

Charter and bylaws provisions

Our charter and our bylaws, include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Board of Directors Vacancies: Our charter and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors may only be set by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•	Stockholder Action; Special Meetings of Stockholders: Our charter provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws and charter will provide that special meetings of our stockholders may be called only by a majority of our board of directors, the Chairman of our board of directors or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations: Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•	No Cumulative Voting: The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our charter does not provide for cumulative voting.

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Delaware law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitations on liability, indemnification of officers and directors and insurance

Our charter and bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law.

Listing

Our common stock is currently listed on the OTCQB under the symbol “INTZ.” In conjunction with this offering, we have applied to list our common stock on the Nasdaq Capital Market, under the symbol “INTZ.” We can provide no assurances, however, that we will be approved for such a listing.

Transfer agent and registrar

The transfer agent and registrar for the shares of our common stock is Computershare.

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SHARES ELIGIBLE FOR FUTURE SALE

Sale of restricted shares

Based on the number of shares of our common stock outstanding as of September 30, 2020, upon the closing of the offering, and assuming the issuance of 2,000,000 shares of common stock and no exercise of the underwriters’ option to purchase additional shares of common stock, we will have outstanding 16,929,279 shares of common stock. Following this offering, 8,554,218 shares will be restricted as a result of securities laws or lock-up agreements but may be able to be sold commencing 120 days after the offering.

All of the shares of common stock to be sold in the offering, and shares of common stock being sold by the selling stockholder, and any shares sold upon exercise of the underwriters’ option to purchase additional shares, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 of the Securities Act. All remaining shares of common stock held by existing stockholders immediately prior to the consummation of this offering will be freely tradable as well, but for any “restricted securities” as such term is defined in Rule 144 that will then be held by our “affiliates”. These restricted securities will only be eligible for public sale if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below. As a result of the contractual 120-day lock-up period described below and the provisions of Rule 144 and 701 of the Securities Act, the restricted securities will be available for sale in the public markets as follows:

Date Available for Sale	Shares Eligible for Sale	Description
Date of Prospectus	2,000,000	Shares newly issued in the offering
	1,100,000	Shares registered for sale by the selling stockholders
	5,908,173	Shares of unrestricted common stock not registered in the offering not otherwise subject to lock-up
	0	Shares of restricted stock eligible for resale under Rule 144 and 701 and not otherwise subject to lockup
120 Days after Prospectus Date	8,554,218	Lock-up shares released and saleable under Rules 144 and 701

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market (subject to the lock-up agreement referred to below, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. Rule 144(a)(1) defines an “affiliate” of an issuing company as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Directors, officers and holders of ten percent or more of the Company’s voting securities (including securities which are issuable within the next sixty days) are deemed to be affiliates of the issuing company. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to below, if applicable). In general, under Rule 144, as currently in effect, our “affiliates,” as defined in Rule 144, who have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our “affiliates,” are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those shares of our common stock that does not exceed the greater of:

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•	1% of the number of common shares then outstanding, which will equal approximately 169,293 shares of common stock immediately after this offering (calculated assuming no exercise of the underwriters’ option to purchase additional shares and no exercise of outstanding options or warrants); or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. Notwithstanding the availability of Rule 144, the holders of substantially all of our restricted securities have entered into lock-up agreements as referenced above and their restricted securities will become eligible for sale (subject to the above limitations under Rule 144) upon the expiration of the restrictions set forth in those agreements.

Rule 701

The Rule 701 exemption is not available to Exchange Act reporting companies. In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired common stock from us in connection with a written compensatory stock or option plan or other written agreement in compliance with Rule 701 under the Securities Act before the effective date of the registration statement of which this prospectus is a part (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares. Our affiliates can resell shares in reliance on Rule 144 without having to comply with the holding period requirement, and non-affiliates of the Company can resell shares in reliance on Rule 144 without having to comply with Rule 144’s current public information and holding period requirements in Rule 144. Accordingly, subject to any applicable lock-up agreements, under Rule 701 persons who are non-affiliates may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and affiliates of the Company may resell those shares without compliance with Rule 144’s minimum holding period requirements.

Lock-up Agreements

We and our executive officers, directors and certain affiliates, and the selling stockholders, have agreed, subject to limited exceptions, for a period of 120 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

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UNDERWRITING

B. Riley Securities, Inc. is the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriters, we and the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the selling stockholders, the number of shares of our common stock set forth opposite its name below.

Underwriters	Number of Shares
B. Riley Securities, Inc.	3,100,000
Total	3,100,000

We and the selling stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus, the registration statement of which this prospectus is a part, certain free writing prospectuses that may be used in the offering and in certain marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

Certain of our directors and executive officers may purchase shares of common stock in this offering.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 465,000 additional shares of common stock. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

Discount, Commissions and Expenses

The following table shows the public offering price, underwriting discount and proceeds before expenses to us and to the selling stockholders. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$
Proceeds, before expenses, to Selling Stockholders	$	$

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

52

The estimated offering expenses payable by us, exclusive of the underwriting discounts, are approximately $260,000, which includes legal, accounting and printing costs, expenses incurred by the selling stockholders and various other fees associated with the registration and listing of our common stock. We have also agreed to pay the expenses of the underwriters in connection with the offering, including filing fees and investor presentation expenses, as well as underwriters’ counsel legal fees. In addition, Wellington Shields acted as a financial advisor in this transaction and we have agreed to pay them a portion of the fee to be earned by B. Riley Securities, Inc. equal to 25% of the amount payable to the Representative after payment of underwriter expenses.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate proceeds of the offering.

Lock-Up Agreements

We and our executive officers, directors and certain affiliates, and the selling stockholders, have agreed, subject to limited exceptions, for a period of 120 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Listing

Our shares of common stock are currently listed on the OTCQB Marketplace under the symbol “INTZ.” We have applied to list our common stock on the Nasdaq Capital Market under the symbol “INTZ.” We believe that upon the completion of the offering contemplated, we will meet the standards for listing on the Nasdaq Capital Market or other national exchange. There can be no assurance that our common stock will be approved for listing on the Nasdaq Capital Market.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the representatives may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

53

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on NASDAQ, in the over-the-counter market or otherwise.

None of us, the selling stockholders or any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, none of us, the selling stockholders or any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Any such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus.

Other

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (a) in which such an offer or solicitation is not authorized; (b) in which any person making such offer or solicitation is not qualified to do so; or (c) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares by it will be made on the same terms.

Canada. The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

54

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom. This prospectus supplement and any other material in relation to the shares of common stock described herein is only being distributed to, and is only directed at, persons in the United Kingdom who are “qualified investors” or otherwise in circumstances which do not require publication by the Company of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000. Any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, investment professionals falling within Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or other persons to whom such investment or investment activity may lawfully be made available (together, “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area that has implemented the European Prospectus Directive (each, a “Relevant Member State”), an offer of our shares may not be made to the public in a Relevant Member State other than:

•	to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the European Prospectus Directive;

provided that no such offer of our shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive.

For the purposes of this description, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression “European Prospectus Directive” means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

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LEGAL MATTERS

Faust Law Group, PLLC will pass upon the validity of the shares of common stock offered hereby for us. The underwriters are represented by The NBD Group, Inc.

EXPERTS

The financial statements as of December 31, 2018 and 2019 included in this prospectus have been so included in reliance on the report of Whitley Penn LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

Upon the completion of this offering, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file proxy statements, periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.Intrusion.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

INTRUSION INC.

F-1

INTRUSION INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	June 30, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$2,872	$3,334
Accounts receivable	1,067	1,566
Prepaid expenses	388	152
Total current assets	4,327	5,052
Noncurrent Assets:
Property and equipment, net	311	335
Finance leases, right-of-use assets, net	41	62
Operating leases, right-of-use asset, net	1,223	1,348
Other assets	36	38
Total noncurrent assets	1,611	1,783
TOTAL ASSETS	$5,938	$6,835

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,152	$1,080
Dividends payable	19	20
Finance leases liability, current portion	38	43
Operating leases liability, current portion	291	284
PPP loan payable, current portion	285	–
Deferred revenue	164	516
Total current liabilities	1,949	1,943
Noncurrent Liabilities:
Finance leases liability, noncurrent portion	5	21
Operating leases liability, noncurrent portion	1,170	1,315
PPP loan payable, noncurrent portion	345	–
Total noncurrent liabilities	1,520	1,336

Commitments and contingencies
Stockholders’ equity :
Preferred stock, $0.01 par value: Authorized shares – 5,000
Series 1 shares issued and outstanding — 200 Liquidation preference of $1,012 in 2020 and $1,013 in 2019	707	707
Series 2 shares issued and outstanding — 420 in 2020 and 460 in 2019 Liquidation preference of $1,154 in 2020 and $1,155 in 2019	661	724
Series 3 shares issued and outstanding — 266 in 2020 and 289 in 2019 Liquidation preference of $583 in 2020 and $634 in 2019	379	412
Common stock, $0.01 par value: Authorized shares — 80,000
Issued shares — 13,802 in 2020 and 13,552 in 2019 Outstanding shares — 13,792 in 2020 and 13,542 in 2019	138	136
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	56,946	56,759
Accumulated deficit	(55,957)	(54,777)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity	2,469	3,556
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,938	$6,835

See accompanying notes.

F-2

INTRUSION INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenue	$1,655	$4,020	$3,450	$7,211
Cost of revenue	651	1,590	1,398	2,874

Gross profit	1,004	2,430	2,052	4,337

Operating expenses:
Sales and marketing	485	46	995	458
Research and development	907	296	1,660	477
General and administrative	326	321	582	652

Operating income (loss)	(714)	1,767	(1,185)	2,750

Interest income	1	–	7	–
Interest expense	(2)	(9)	(2)	(44)

Net income (loss)	$(715)	$1,758	$(1,180)	$2,706

Preferred stock dividends accrued	(33)	(35)	(66)	(69)
Net income (loss) attributable to common stockholders	$(748)	$1,723	$(1,246)	$2,637

Net income (loss) per share attributable to common stockholders:
Basic	$(0.05)	$0.13	$(0.09)	$0.20
Diluted	$(0.05)	$0.11	$(0.09)	$0.17

Weighted average common shares outstanding:
Basic	13,784	13,523	13,743	13,466
Diluted	13,784	15,371	13,743	15,314

See accompanying notes.

F-3

INTRUSION INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(In thousands)

	Six Months Ended
	June 30, 2020	June 30, 2019
NUMBER OF PREFERRED SHARES—ISSUED AND OUTSTANDING
Balance, beginning of quarter	$949	$949
Conversion of preferred stock to common	(63)	–
Balance, end of quarter	$886	$949
PREFERRED STOCK
Balance, beginning of quarter	$1,843	$1,843
Conversion of preferred stock to common	(96)	–
Balance, end of quarter	$1,747	$1,843
NUMBER OF COMMON SHARES—ISSUED
Balance, beginning of quarter	$13,552	$13,259
Conversion of preferred stock to common	63	–
Exercise of stock options	187	280
Balance, end of quarter	$13,802	$13,539
COMMON STOCK
Balance, beginning of quarter	$136	$133
Conversion of preferred stock to common	1	–
Exercise of stock options	1	2
Balance, end of quarter	$138	$135
TREASURY SHARES
Balance, beginning of quarter and end of quarter	$(362)	$(362)
ADDITIONAL PAID-IN-CAPITAL
Balance, beginning of quarter	$56,759	$56,609
Conversion of preferred stock to common	95	–
Stock-based compensation	74	14
Exercise of stock options	84	224
Preferred stock dividends declared, net of waived penalties by shareholders	(66)	(62)
Balance, end of quarter	$56,946	$56,785
ACCUMULATED DEFICIT
Balance, beginning of quarter	$(54,777)	$(59,242)
Net income (loss)	(1,180)	2,706
Balance, end of quarter	$(55,957)	$(56,536)
ACCUMULATED OTHER COMPREHENSIVE LOSS
Balance, beginning of quarter and end of quarter	$(43)	$(43)
TOTAL STOCKHOLDERS’ EQUITY	$2,469	$1,822

See accompanying notes.

F-4

INTRUSION INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	June 30, 2020	June 30, 2019
Operating Activities:
Net income (loss)	$(1,180)	$2,706
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	107	86
Stock-based compensation	74	14
Penalties on dividends	–	6
Noncash lease costs	124	304
Changes in operating assets and liabilities:
Accounts receivable	499	(738)
Prepaid expenses and other assets	(234)	(234)
Accounts payable and accrued expenses	(64)	(66)
Deferred revenue	(352)	179
Net cash provided by (used in) operating activities	(1,026)	2,257

Investing Activities:
Purchases of property and equipment	(62)	(168)

Financing Activities:
Proceeds from PPP loan payable	629	–
Payments on loan from officer	–	(1,815)
Proceeds from stock options exercised	85	226
Payments of dividends	(67)	(644)
Reduction of finance lease liability	(21)	(31)
Net cash provided by (used in) financing activities	626	(2,264)

Net decrease in cash and cash equivalents	(462)	(175)
Cash and cash equivalents at beginning of period	3,334	1,652
Cash and cash equivalents at end of period	$2,872	$1,477

SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING ACTIVITIES:
Preferred stock dividends accrued	$66	$68
Conversion of preferred stock to common	$96	$–

See accompanying notes.

F-5

INTRUSION INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business

We develop, market and support a family of entity identification, high speed data mining and cybersecurity solutions. Our products help detect, report and mitigate cybercrimes and advanced persistent threats.

Our product families include:

●	TraceCop for entity identification, cybercrime detection and disclosure, and;

●	Savant for high speed data mining, analytics, detection, reporting and mitigation of cybersecurity threats.

Our products in development include:

●	Intrusion Shield

We are in the process of developing a new product offering, Intrusion Shield, that is designed to be a next generation intrusion detection and protection solution. After 20 years of providing research, analysis, and tools to the federal government and enterprise corporations, Intrusion possesses a comprehensive and proprietary database of Internet activity, including information about the activities of malicious online actors.  Intrusion’s Shield product will combine that comprehensive database with artificial intelligence (AI) and real-time process flow technology to provide businesses and government agencies with a unique and affordable tool to detect, identify, and prevent cyber-crimes.

Shield is a combination of plug-and-play hardware, software, global data, and AI services providing organizations with aggressive protection against unaddressed information security threats and the most robust defense possible against cybercrime. Unlike traditional industry approaches that rely heavily on human resources, which malicious actors have learned to bypass, Intrusion Shield uses our extensive database together with real-time AI technology to prevent illicit behavior.  Shield's proprietary architecture isolates and neutralizes malicious traffic and network flows that existing solutions cannot identify or even characterize. Most breaches today are caused by malware free compromises that trigger no alarms in a firewall or endpoint solution. The common denominator is network communications, and Shield monitors and analyses all network traffic and communications allowing it to identify and stop malware-free attacks. Shield's capabilities will continuously evolve based on real-time updates originating from our worldwide installations and growing TraceCop database identifying new dangers.

Shield does not seek to displace existing solutions, instead providing a new, and additional layer of cybersecurity for enterprises.  According to SBA 2019, the U.S. enterprise market consists of 30.7 million businesses, of which 70% are characterized as small and medium sized businesses.  While the company believes that many large enterprises will recognize the need this product addresses and will be incentivized to purchase Shield, the enterprise market has many decision makers for new security product purchases; therefore, the sale cycle may be longer for this product than our current product offerings.  We have identified businesses with from 100 to 1,000 users as our initial target market, as we believe this market segment has the most pressing need for the enhanced protection that the Intrusion Shield will offer.  We intend to leverage existing and new channel partners, such as value added resellers and systems integrators, to market Shield to this target market.

Shield has experienced positive progress during Alpha testing and the Company has identified twelve companies for the Beta release anticipated to begin in September. The configuration of hardware is a single Dell network appliance installed inline inside of the customer's firewall.  The size of the network appliance will vary depending on the number of workstations and the size of the customer's internet connection be that 1Gb, 10Gb, or 100 Gb.

F-6

In addition to Shield, we are developing complementary solutions to create a family of Shield offerings, including our first follow on offering, Shield CLOUD, which is targeted for use by businesses with a dedicated or hybrid Cloud network environment. We are in the process of Alpha testing Shield CLOUD, and we are developing additional solutions that will address cybersecurity needs in the areas of lateral traffic, remote employees, WiFi, and mobile devices.

Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.

We market and distribute our products through a direct sales force to:

●	end-users, and

●	value-added resellers.

Our end-user customers include:

●	U.S. federal government entities,

●	state and local government entities,

●	large and diverse conglomerates,

●	manufacturing entities, and

●	other customers.

We were organized in Texas in September 1983 and reincorporated in Delaware in October 1995. Our principal executive offices are located at 1101 East Arapaho Road, Suite 200, Richardson, Texas 75081, and our telephone number is (972) 234-6400. Our website URL is www.intrusion.com. References to the “Company”, “we”, “us”, “our”, “Intrusion” or “Intrusion Inc.” refer to Intrusion Inc. and its subsidiaries. Trademarks of Intrusion include:

●	INTRUSION SHIELD

●	PROCESS FLOW TECHNOLOGY

●	INTRUSION SAVANT

●	BRINGING SCIENCE INTO DECISION MAKING

●	TRACECOP

●	INTRUSION PROTECT EVERYTHING. TRUST NOTHING

●	PROTECT EVERYTHING. TRUST NOTHING.

F-7

2.       Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Item 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The December 31, 2019 balance sheet was derived from audited financial statements, but does not include all the disclosures required by accounting principles generally accepted in the United States. However, we believe that the disclosures are adequate to make the information presented not misleading. In our opinion, all the adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. The results of operations for the three and six month periods ended June 30, 2020 are not necessarily indicative of the results that may be achieved for the full fiscal year or for any future period. The unaudited condensed consolidated financial statements included herein should be read in conjunction with the consolidated financial statements and notes thereto included in our annual report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2020.

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to consolidated financial statements when the fair value is different from the carrying value of these financial instruments. The estimated fair value of accounts receivable, accounts payable and accrued expenses, and dividends payable approximate their carrying amounts due to the relatively short maturity of these instruments. Loans payable to officer are with a related party and as a result do not bear market rates of interest.  Management believes based on its current financial position that it could not obtain comparable amounts of third party financing, and as such cannot estimate the fair value of the loans payable to officer. None of these instruments are held for trading purposes.

On January 1, 2019 we adopted ASU No. 2016-02, Leases (topic 842). At the date of adoption there was no impact on the statement of operations, while the balance sheet reflects recording both assets and liabilities applicable to the operating right-of-use asset lease identified. ASU No. 2016-02 did not have a material effect on the Company’s results of operations or cash flows for the three and six month periods ended June 30, 2020 and 2019.

3.       Loan Payable to Officer

On February 8, 2018, the Company entered into an unsecured revolving promissory note to borrow up to $3,700,000 from G. Ward Paxton. Under the terms of the CEO Note, the Company had the ability to borrow, repay and reborrow on the loan as needed up to an outstanding principal balance due of $3,700,000 at any given time through March 2020.

On February 7, 2019, the Company amended the unsecured revolving promissory note to borrow up to $2,700,000 from G. Ward Paxton, the Company’s former Chief Executive Officer. Amounts borrowed under the CEO Note accrued interest at a floating rate per annum equal to Silicon Valley Bank’s (“SVB”) prime rate plus 1%. Under the terms of the note, the Company had the ability to borrow, repay and reborrow on the loan as needed up to an outstanding principal balance due of $2,700,000 at any given time through March 2021. We reduced our borrowing under this note to zero as of May 2019.

As of October 24, 2019, G. Ward Paxton passed away, terminating the CEO Note with the result that future borrowings thereunder will no longer be available to the Company. Our management will be assessing whether to replace this borrowing capacity and assessing what terms may be available to the Company, including whether any such terms are acceptable to the Company, if at all.

4.       Accounting for Stock-Based Compensation

During the three month periods ended June 30, 2020 and 2019, the Company granted 323,000 and 24,000, respectively, of stock options to employees or directors. The Company recognized $55,000 and $10,000, respectively, of stock-based compensation expense for the three month periods ended June 30, 2020 and 2019. During the six month periods ended June 30, 2020 and 2019, the Company granted 323,000 and 24,000, respectively, of stock options to employees and directors. The Company recognized $74,000 and $14,000, respectively, of stock-based compensation expense for the six month periods ended June 30, 2020 and 2019.

F-8

During the three month periods ended June 30, 2020 and 2019, 14,000 and 14,000 were exercised under the 2005 Plan, respectively. During the six month periods ended June 30, 2020 and 2019, 186,600 and 280,500 were exercised under the 2005 Plan, respectively.

Valuation Assumptions

The fair values of employee and director option awards were estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

	For Three Months Ended June 30, 2020	For Three Months Ended June 30, 2019	For Six Months Ended June 30, 2020	For Six Months Ended June 30, 2019

Weighted average grant date fair value	$2.80	$3.61	$2.80	$3.61
Weighted average assumptions used:
Expected dividend yield	0.0%	0.0%	0.0%	0.0%
Risk-free interest rate	0.43%	2.19%	0.43%	2.19%
Expected volatility	76.00%	127.52%	76.00%	127.52%
Expected life (in years)	6.2	5.0	6.2	5.0

Expected volatility is based on historical volatility and in part on implied volatility. The expected term considers the contractual term of the option as well as historical exercise and forfeiture behavior. The risk-free interest rate is based on the rates in effect on the grant date for U.S. Treasury instruments with maturities matching the relevant expected term of the award. Options granted to non-employees are valued using the fair market value on each measurement date of the option.

5.       Revenue Recognition

We generally recognize product revenue upon shipment or after meeting certain performance obligations. These products can include hardware, perpetual software licenses and data sets. Data set updates are the majority of sales. We do not currently offer software on a subscription basis. Warranty costs and sales returns have not been material.

We recognize sales of our data sets in accordance with FASB ASC Topic 606 whereby revenue from contracts with customers is not recognized until all five of the following have been met:

i)	identify the contract with a customer;

ii)	identify the performance obligations in the contract;

iii)	determine the transaction price;

iv)	allocate the transaction price to the separate performance obligations; and

v)	recognize revenue upon satisfaction of a performance obligation.

F-9

Data updates are typically done monthly and revenue will be matched accordingly. Product sales may include maintenance and customer support allocated revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy using the relative selling price method. All of our product offering and service offering market values are readily determined based on current and prior stand-alone sales. We may defer and recognize maintenance, updates and support revenue over the term of the contract period, which is generally one year.

Service revenue, primarily including maintenance, training and installation are recognized upon delivery of the service and typically are unrelated to product sales. To date, training and installation revenue has not been material. These revenues are included in net customer support and maintenance revenues in the statement of operations.

Our normal payment terms offered to customers, distributors and resellers are net 30 days domestically and net 45 days internationally. We do not offer payment terms that extend beyond one year and rarely do we extend payment terms beyond our normal terms. If certain customers do not meet our credit standards, we do require payment in advance to limit our credit exposure.

Shipping and handling costs are billed to the customer and included in product revenue. Shipping and handling expenses are included in cost of product revenue. We have elected to account for shipping and handling costs as fulfillment costs after the customer obtains control of the goods.

Contract assets represent contract billings for sales per contracts with customers and are classified as current. Our contract assets include our accounts receivables. At June 30, 2020, the Company had contract assets balance of $1,067,000. At December 31, 2019, the Company had contract assets balance of $1,566,000.

Contract liabilities consist of cash payments in advance of the Company satisfying performance obligations and recognizing revenue. The Company currently classifies deferred revenue as a contract liability. At June 30, 2020, the Company had contract liabilities balance of $164,000. At December 31, 2019, the Company had contract liabilities balance of $516,000.

6.       Net Income (Loss) Per Share

Basic net income (loss) per share is computed by dividing net income attributable to common stockholders for the period by the weighted average number of common shares outstanding for the period. Diluted net income (loss) per share is computed by dividing the net income (loss) attributable to common stockholders by the weighted average number of common shares and dilutive common stock equivalents outstanding for the period. Our common stock equivalents include all common stock issuable upon conversion of preferred stock and the exercise of outstanding options. The aggregate number of common stock equivalents excluded from the diluted income (loss) per share calculation for the three month periods ended June 30, 2020 and 2019 are 1,942,990 and 12,132, respectively. The aggregate number of common stock equivalents excluded from the diluted income (loss) per share calculation for the six month periods ended June 30, 2020 and 2019 are 1,909,289 and 6,066, respectively. Since the Company is in a net loss position for the three and six month periods ending June 30, 2020, basic and dilutive net loss per share are the same.

7.       Concentrations

Our operations are concentrated in one area—security software/entity identification. Sales to the U.S. Government through direct and indirect channels totaled 91.0% of total revenues for the second quarter of 2020 compared to 91.3% of total revenues for the second quarter of 2019. During the second quarter of 2020, approximately 91.0% of total revenues were attributable to four government customers compared to approximately 73.2% of total revenues attributable to three government customers in the second quarter of 2019. In the second quarter of 2020, no individual commercial customer had revenues over 10.0% of total revenue compared to no individual commercial customer for the same period in 2019. Our similar product and service offerings are not viewed as individual segments, as our management analyzes the business as a whole and expenses are not allocated to each product offering.

F-10

8.       Commitments and Contingencies

We are subject from time to time to various legal proceedings and claims that arise during the ordinary course of our business. We do not believe that the outcome of those "routine" legal matters should have a material adverse effect on our consolidated financial position, operating results or cash flows; however, we can provide no assurances that legal claims that may arise in the future will not have such a material impact on the Company.

9.       Dividends Payable

During the quarter ended June 30, 2020, we accrued $13,000 in dividends payable to the holders of our 5% Preferred Stock, $13,000 in dividends payable to the holders of our Series 2 5% Preferred Stock and $7,000 in dividends payable to the holders of our Series 3 5% Preferred Stock. As of June 30, 2020, we had $19,000 in accrued and unpaid dividends, all of which have been paid as of the date of this prospectus.

10.      Right-of-use Asset and Leasing Liabilities

Under the new lease accounting standard, we have determined that we have leases for right-of-use (ROU) assets. We have both finance right-of-use assets and operating right-of-use assets with a related lease liability. Our finance lease right-of-use assets consist of computer hardware and a copying machine. Our operating lease right-of-use assets include our rental agreements for our offices in Richardson and San Marcos, CA. Both types of lease liabilities are determined by the net present value of total payments and are amortized over the life of the lease. Both types of lease obligations are designed to terminate with the last scheduled payment. All of the finance lease right-of-use assets have a three year life and are in various stages of completion. The Richardson operating lease liability has a life of four years and five months as of June 30, 2020. The San Marcos operating lease liability has a life of nine months as of June 30, 2020. The adoption of the lease accounting standard resulted in the recognition of an operating ROU asset of $1,553 thousand and a related lease liability of $1,744 thousand during the first quarter of 2019.

Additional qualitative and quantitative disclosures regarding the Company's leasing arrangements are also required. The Company adopted ASC 842 prospectively and elected the package of transition practical expedients that does not require reassessment of: (1) whether any existing or expired contracts are or contain leases, (2) lease classification and (3) initial direct costs. In addition, the Company has elected other available practical expedients to not separate lease and non-lease components, which consist principally of common area maintenance charges, for all classes of underlying assets and to exclude leases with an initial term of 12 months or less.

As the implicit rate is not readily determinable for the Company's lease agreement, the Company uses an estimated incremental borrowing rate to determine the initial present value of lease payments. This discount rate for the lease approximates SVB's prime rate.

Supplemental cash flow information includes operating cash flows related to operating leases. For the six months ended June 30, 2020 and 2019, the Company had $179 thousand and $88 thousand, respectively, in operating cash flows related to operating leases.

Schedule of Items Appearing on the Statement of Operations:

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Operating expense:
Amortization expense – Finance ROU	$11	$16	$21	$32
Lease expense – Operating ROU	$82	$83	$165	$162
Other expense:
Interest expense – Finance ROU	$–	$1	$1	$1

F-11

Future minimum lease obligations consisted of the following at June 30, 2020 (in thousands):

	Operating	Finance
Period ending June 30,	ROU Leases	ROU Leases	Total
2021	$363	$35	$402
2022	363	9	368
2023	375	–	375
2024	384	–	384
2025	159	–	159
Thereafter	–	–	–
	$1,644	$44	$1,688
Less Interest*	(183)	(1)
	$1,461	$43

*Interest is imputed for operating ROU leases and classified as lease expense and is included in operating expenses in the accompanying condensed consolidated statement of operations.

11.       PPP Loan

On March 27, 2020, the U.S. federal government enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which includes provision for a Paycheck Protection Program (“PPP”) administered by the U.S. Small Business Administration (“SBA”). The PPP allows qualifying businesses to borrow up to $10 million calculated based on qualifying payroll costs. The loan is guaranteed by the federal government, and do not require collateral. On April 30, 2020 we entered into a PPP Loan with Silicon Valley Bank effective April 30, 2020, pursuant to the PPP under CARES for $629,000. The PPP Loan matures on April 30, 2022 and bears interest at a rate of 1.0% per annum. Monthly amortized principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan funds were received on April 30, 2020. The PPP Loan contains events of default and other provisions customary for a loan of this type. The PPP provides that (1) the use of PPP Loan amount shall be limited to certain qualifying expenses, (2) 100% of the principal amount of the loan is guaranteed by the SBA and (3) an amount up to the full principal amount may qualify for loan forgiveness in accordance with the terms of CARES. We are not yet able to determine the amount that might be forgiven. As of June 30, 2020, the Company was in full compliance with all covenants with respect to the PPP Loan. The Company expects to use the full proceeds of the PPP loan in accordance with the provisions of CARES. As of June 30, 2020, the balance of the PPP Loan was $630,000, which includes $1.0 thousand in accrued interest.

Future minimum loan obligations consisted of the following at June 30, 2020 (in thousands):

Period ending June 30,	PPP Loan
2021	$285
2022	392
2023	–
2024	–
2025	–
Thereafter	–
641
Less Interest*	(11)
$630

12.       Coronavirus Outbreak in the United States

Uncertainties surrounding the effects of the coronavirus, particularly potential diversion of time and resources of federal government entities which make up a significant concentration of our customer base, could cause a material adverse effect on our results of operations and financial results. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers, employees and vendors all of which are uncertain and cannot be predicted. A material disruption in our workplace as a result of the coronavirus could affect our ability to carry on our business operations in the ordinary course and may require additional cost and effort should our employees not be able to be physically on-premises.

13. Subsequent Event

As of August 14, 2020, all current shares of issued and outstanding preferred stock have been voluntarily converted, resulting in the issuance of a total of 1,004,249 newly issued shares of the Company’s common stock. The addition of these newly issued shares has resulted in the dilution of each share of issued and outstanding common stock by a factor of 7.28%.  While the elimination of these three classes of preferred stock removes a number of the Company’s obligations to the holders of preferred stock (such as the obligation to pay continuing dividends) as well as a number of restrictions on the Company’s activities (such as restrictions on certain capital raising and funding transactions), the addition of these newly issued shares combined with the fact that the Company’s common stock is thinly traded on the OTCQB Marketplace could cause an increase in selling volume, and result in a decline in the market price of the Company’s common stock.

On August 6, 2020, Anthony J. LeVecchio was appointed to the board of directors and to serve on the Company’s audit and compensation committees.

F-12

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 and 2018 INTRUSION INC.

RICHARDSON, TEXAS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders Intrusion Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Intrusion Inc. and subsidiaries (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2009.

/s/ Whitley Penn LLP

Dallas, Texas

March 27, 2020

F-13

INTRUSION INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	December 31,
	2019	2018
Assets
Current Assets:
Cash and cash equivalents	$3,334	$1,652
Accounts receivable	1,566	1,967
Prepaid expenses	152	91
Total current assets	5,052	3,710
Property and Equipment:
Equipment	1,138	881
Furniture and fixtures	43	43
Leasehold improvements	63	63
	1,244	987
Accumulated depreciation and amortization	(909)	(787)
	335	200
Finance leases, right-of-use assets, net	62	121
Operating leases, right-of-use assets, net	1,348	–
Other assets	38	38
TOTAL ASSETS	$6,835	$4,069

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable, trade	$252	$193
Accrued expenses	828	1,403
Dividends payable	20	594
Finance leases liabilities, current portion	43	58
Operating leases liabilities, current portion	284	–
Deferred revenue	516	1,004
Total current liabilities	1,943	3,252
Loan payable to officer	–	1,815
Finance leases liability, noncurrent portion	21	64
Operating leases liability, noncurrent portion	1,315	–
Commitments and contingencies
Stockholders’ Equity (Deficit):
Preferred stock, $0.01 par value: Authorized shares — 5,000
Series 1 shares issued and outstanding — 200 Liquidation preference of $1,013 in 2019 and $1,213 in 2018	707	707
Series 2 shares issued and outstanding — 460 Liquidation preference of $1,155 in 2019 and $1,385 in 2018	724	724
Series 3 shares issued and outstanding — 289 Liquidation preference of $634 in 2019 and $760 in 2018	412	412
Common stock, $0.01 par value: Authorized shares — 80,000
Issued shares — 13,552 in 2019 and 13,259 in 2018
Outstanding shares — 13,542 in 2019 and 13,249 in 2018	136	133
Common stock held in treasury, at cost—10 shares	(362)	(362)
Additional paid-in-capital	56,759	56,609
Accumulated deficit	(54,777)	(59,242)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity (deficit)	3,556	(1,062)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$6,835	$4,069

See accompanying notes.

F-14

INTRUSION INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Year Ended December 31,
	2019	2018
Net product revenue	$13,643	$10,276
Cost of revenue	5,342	3,847
Gross profit	8,301	6,429
Operating expenses:
Sales and marketing	1,298	1,604
Research and development	1,314	1,237
General and administrative	1,182	1,112
Operating income	4,507	2,476
Interest expense	(46)	(189)
Interest income	4	–
Income from operations before income taxes	4,465	2,287
Income tax provision	–	–
Net income	4,465	2,287
Preferred stock dividends accrued	(139)	(139)
Net income attributable to common stockholders	$4,326	$2,148
Net income per share attributable to common stockholders, basic	$0.32	$0.16
Net income per share attributable to common stockholders, diluted	$0.28	$0.14
Weighted average common shares outstanding:
Basic	13,502	13,049
Diluted	15,352	15,063

See accompanying notes.

F-15

INTRUSION INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands)

	Year Ended December 31,
	2019	2018
NUMBER OF PREFERRED SHARES—ISSUED AND OUTSTANDING
Balance, beginning of year and end of year	949	949
PREFERRED STOCK
Balance, beginning of year and end of year	$1,843	$1,843
NUMBER OF COMMON SHARES—ISSUED
Balance, beginning of year	13,259	12,808
Exercise of stock options	293	451
Balance, end of year	13,552	13,259
COMMON STOCK
Balance, beginning of year	$133	$128
Exercise of stock options	3	5
Balance, end of year	$136	$133
TREASURY SHARES
Balance, beginning of year and end of year	$(362)	$(362)
ADDITIONAL PAID-IN-CAPITAL
Balance, beginning of year	$56,609	$56,518
Stock-based compensation	47	20
Exercise of stock options	236	163
Preferred stock dividends declared, net of waived penalties by shareholders	(133)	(92)
Balance, end of year	$56,759	$56,609
ACCUMULATED DEFICIT
Balance, beginning of year	$(59,242)	$(61,529)
Net income	4,465	2,287
Balance, end of year	$(54,777)	$(59,242)
ACCUMULATED OTHER COMPREHENSIVE LOSS
Balance, beginning of year	$(43)	$(107)
Extinguishment of U.K. cumulative translation adjustment	–	64
Balance, end of year	$(43)	$(43)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	$3,556	$(1,062)

See accompanying notes.

F-16

INTRUSION INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2019	2018
Operating Activities:
Net income	$4,465	$2,287
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	184	133
Noncash lease costs	232	–
Stock-based compensation	47	20
Penalties and waived penalties on dividends	6	47
Extinguishment of U.K. cumulative translation adjustment	–	64
Changes in operating assets and liabilities:
Accounts receivable	401	(1,005)
Inventories	–	15
Prepaid expenses and other assets	(61)	(2)
Accounts payable and accrued expenses	(496)	421
Deferred revenue	(488)	598
Net cash provided by operating activities	4,290	2,578
Investing Activities:
Purchases of property and equipment	(260)	(202)
Net cash used in investing activities	(260)	(202)
Financing Activities:
Borrowings on loan from officer	–	150
Payments on loan from officer	(1,815)	(1,200)
Payments of dividends	(714)	–
Principal payments on capital lease equipment	(58)	(66)
Proceeds from stock options exercised	239	168
Net cash used in financing activities	(2,348)	(948)
Net increase in cash and cash equivalents	1,682	1,428
Cash and cash equivalents at beginning of year	1,652	224
Cash and cash equivalents at end of year	$3,334	$1,652
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid on leased assets	$4	$3
Interest paid on loan from officer	$513	$–
Income taxes paid	$–	$–
SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING ACTIVITIES:
Preferred stock dividends accrued	$139	$139
Purchase of equipment through capital lease	$–	$128

See accompanying notes.

F-17

INTRUSION INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business

We develop, market, and support a family of entity identification, data mining, regulated information compliance and data privacy protection. Our product families include: TraceCop for identity identification, Savant for data mining and advanced persistent threat detection and Compliance Commander for regulated information and data privacy protection. Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.

We market and distribute our products through a direct sales force to end-users, distributors and numerous system integrators, managed service providers and value-added resellers. Our end-user customers include banks, credit unions, other financial institutions, U.S. federal government entities, foreign government entities, hospitals and other healthcare providers. Essentially, our end-users can be defined as end-users requiring network security solutions for protecting their mission critical data.

References to the “Company”, “we”, “us”, “our”, “Intrusion” or “Intrusion Inc.” refer to Intrusion Inc. and its subsidiaries. Compliance Commander™ and TraceCop™ are registered trademarks of Intrusion Inc.

As of December 31, 2019, we had cash and cash equivalents of approximately $3,334,000, up from approximately $1,652,000 as of December 31, 2018. We generated a net income of $4,465,000 for the year ended December 31, 2019 compared to a net income of $2,287,000 for the year ended December 31, 2018. We are obligated to make payments of accrued dividends on all our outstanding shares of preferred stock that will reduce our available cash resources. Based on the current forecast for the year 2020, we believe that we will have sufficient cash resources to finance our operations and expected capital expenditures through March 31, 2021. As of October 24, 2019, our funding available from the CEO Note terminated. Any equity or debt financings, if available at all, may be on terms which are not favorable to us and, in the case of equity financings, may result in dilution to our stockholders. We expect to fund our operations through anticipated Company profits, this offering, and possible additional investments of equity and debt, which, if we are able to obtain, will have the effect of diluting our existing common stockholders, perhaps significantly. If our operations do not generate positive cash flow in the upcoming year, or if we are not able to obtain additional debt or equity financing on terms and conditions acceptable to us, if at all, we may be unable to implement our business plan, fund our liquidity needs or even continue our operations.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

Our consolidated financial statements include our accounts and those of our wholly owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and all highly liquid investments purchased with an original maturity of less than three months are considered to be cash and cash equivalents.

F-18

Risk Concentration

Financial instruments, which potentially subject us to concentrations of credit risk, are primarily cash and cash equivalents, investments and accounts receivable. Cash and cash equivalent deposits are at risk to the extent that they exceed Federal Deposit Insurance Corporation insured amounts. To minimize risk, we place our investments in U.S. government obligations, corporate securities and money market funds. Substantially all of our cash, cash equivalents and investments are maintained with two major U.S. financial institutions. We do not believe that we are subject to any unusual financial risk with our banking arrangements. We have not experienced any significant losses on our cash and cash equivalents.

We sell our products to customers primarily in the United States. In the future, we may sale our products internationally. Fluctuations in currency exchange rates and adverse economic developments in foreign countries could adversely affect the Company’s operating results. We perform ongoing credit evaluations of our customers’ financial condition and generally require no collateral. We maintain reserves for potential credit losses, and such losses, in the aggregate, have historically been minimal.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount we expect to collect. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of our customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, we provide for estimated uncollectible amounts through a charge to earnings and an increase to a valuation allowance. Balances that remain outstanding after we have used reasonable collection efforts are written off through a charge to the valuation allowance. There was no allowance at December 31, 2019 and 2018.

Property and Equipment

Equipment and furniture and fixtures are stated at cost less accumulated depreciation and depreciated on a straight-line basis over the estimated useful lives of the assets. Such lives vary from 1 to 5 years. Leasehold improvements are stated at cost less accumulated amortization and are amortized on a straight-line basis over the shorter of estimated useful lives of the assets or the remaining terms of the leases. Such lives vary from 2 to 5 years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Repair and maintenance costs are expensed as incurred. Depreciation and amortization expense totaled approximately $184,000 and $133,000 for the years ended December 31, 2019 and 2018, respectively.

Long-Lived Assets

We review long-lived assets, including property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows to be generated by the asset. If the carrying value exceeds the future undiscounted cash flows, the assets are written down to fair value. During the years ended December 31, 2019 and 2018, there was no impairment of long-lived assets.

Foreign Currency

All assets and liabilities in the balance sheets of foreign subsidiaries whose functional currency is other than the U.S. dollar are translated at year-end exchange rates. All revenues and expenses in the statement of operations of these foreign subsidiaries are translated at average exchange rates for the year. Translation gains and losses are not included in determining net income but are shown in accumulated other comprehensive loss in the stockholders’ deficit section of the consolidated balance sheet. Foreign currency transaction gains and losses are included in determining net loss and were not significant.

F-19

Accounting for Stock Options

We account for stock options using the guidance in Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. FASB ASC Topic 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.

Stock-based compensation expense recognized in the statements of operations for the years ended 2019 and 2018 is based on awards ultimately expected to vest, reduced by estimated forfeitures. FASB ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Valuation Assumptions

The fair values of option awards were estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions for fiscal years ended December 31, 2019 and 2018, respectively:

	2019	2018

Weighted average grant date fair value	$3.69	$0.49
Weighted average assumptions used:
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	2.00%	0.83%
Expected volatility	124.58%	225.21%
Expected life (in years)	5.00	4.91

Expected volatility is based on historical volatility and in part on implied volatility. The expected term considers the contractual term of the option as well as historical exercise and forfeiture behavior. The risk-free interest rate is based on the rates in effect on the grant date for U.S. Treasury instruments with maturities matching the relevant expected term of the award.

Net Loss Per Share

We report two separate net loss per share numbers, basic and diluted. Basic net loss attributable to common stockholders per share is computed by dividing net loss attributable to common stockholders for the year by the weighted average number of common shares outstanding for the year. Diluted net loss attributable to common stockholders per share is computed by dividing the net loss attributable to common stockholders for the year by the weighted average number of common shares and dilutive common stock equivalents outstanding for the year. Our common stock equivalents include all common stock issuable upon conversion of convertible preferred stock and the exercise of outstanding options. Common stock equivalents are included in the diluted loss per share for the years ended December 31, 2019 and 2018 except in cases where the issuance would be anti-dilutive. The aggregate number of common stock equivalents excluded from the diluted loss per share calculation for the year ended December 31, 2019 and 2018 totaled 30,630 and zero, respectively.

Revenue Recognition

On January 1, 2018 we adopted ASU No. 2014-09, Revenue from Contracts with Customers, as amended, using the modified retrospective approach. At the date of adoption there was no impact on the balance sheet or statement of operation. ASU No. 2014-09 did not have a material effect on the Company’s financial position, results of operations or cash flows for the year ended December 31, 2019.

F-20

We generally recognize product revenue upon shipment or after meeting certain performance obligations. These products can include hardware, perpetual software licenses and data sets. Data set updates are the majority of sales. We do not currently offer software on a subscription basis. Warranty costs and sales returns have not been material.

We recognize sales of our data sets in accordance with FASB ASC Topic 606 whereby revenue from contracts with customers is not recognized until all five of the following have been met:

i)	identify the contract with a customer;
ii)	identify the performance obligations in the contract;
iii)	determine the transaction price;
iv)	allocate the transaction price to the separate performance obligations; and
v)	recognize revenue upon satisfaction of a performance obligation.

Data updates are typically done monthly and revenue will be matched accordingly. Product sales may include maintenance and customer support allocated revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy using the relative selling price method. All of our product offering and service offering market values are readily determined based on current and prior stand-alone sales. We may defer and recognize maintenance, updates and support revenue over the term of the contract period, which is generally one year.

Service revenue, primarily including maintenance, training and installation are recognized upon delivery of the service and typically are unrelated to product sales. To date, training and installation revenue has not been material. These revenues are included in net customer support and maintenance revenues in the statement of operations.

Our normal payment terms offered to customers, distributors and resellers are net 30 days domestically and net 45 days internationally. We do not offer payment terms that extend beyond one year and rarely do we extend payment terms beyond our normal terms. If certain customers do not meet our credit standards, we do require payment in advance to limit our credit exposure.

Shipping and handling costs are billed to the customer and included in product revenue. Shipping and handling expenses are included in cost of product revenue. We have elected to account for shipping and handling costs as fulfillment costs after the customer obtains control of the goods.

Research and Development Costs

We incur research and development costs that relate primarily to the development of new security software, appliances and integrated solutions, and major enhancements to existing services and products. Research and development costs are comprised primarily of salaries and related benefits expenses, contract labor and prototype and other related expenses.

Software development costs are included in research and development and are expensed as incurred. FASB ASC Topic 350 Intangibles—Goodwill and Other requires that software development costs incurred subsequent to reaching technological feasibility be capitalized, if material. If the process of developing a new product or major enhancement does not include a detailed program design, technological feasibility is determined only after completion of a working model. To date, the period between achieving technological feasibility and the general availability of such software has been short, and the software development costs qualifying for capitalization have been insignificant.

F-21

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates are used for, but not limited to, the accounting for doubtful accounts, sales discounts, sales returns, revenue recognition, warranty costs, inventory obsolescence, depreciation and income taxes. Actual results could differ from these estimates.

Fair Value of Financial Instruments

We calculate the fair value of our assets and liabilities which qualify as financial instruments and include additional information in the notes to consolidated financial statements when the fair value is different than the carrying value of these financial instruments. The estimated fair value of accounts receivable, accounts payable and accrued expenses, and dividends payable approximate their carrying amounts due to the relatively short maturity of these instruments. Loans payable to officer are with a related party and as a result do not bear market rates of interest. Capital leases approximate fair value as they bear market rates of interest. Management believes based on its current financial position that it could not obtain comparable amounts of third party financing, and as such cannot estimate the fair value of the loan payable to officer. None of these instruments are held for trading purposes.

Income Taxes

Deferred income taxes are determined using the liability method in accordance with FASB ASC 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

FASB ASC 740 creates a single model to address accounting for uncertainty in tax positions by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. FASB ASC 740 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. There are no unrecognized tax benefits to disclose in the notes to the consolidated financial statements.

We file income tax returns in the United States federal jurisdiction. At December 31, 2019, tax returns related to fiscal years ended December 31, 2016 through December 31, 2018 remain open to possible examination by the tax authorities. No tax returns are currently under examination by any tax authorities. We did not incur any penalties or interest during the years ended December 31, 2019 and 2018. On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (“the Tax Act”) which significantly changed U.S. tax law. The Tax Act lowered the Company’s statutory federal income tax rate from a maximum of 39% to a rate of 21% effective January 1, 2018.

Recent Accounting Pronouncements

On January 1, 2019 we adopted ASU No. 2016-02, Leases (topic 842). At the date of adoption there was no impact on the statement of operations, while the balance sheet reflects recording both assets and liabilities applicable to the operating right-of-use asset lease identified. ASU No. 2016-02 did not have a material effect on the Company’s results of operations or cash flows for the year ended December 31, 2019.

F-22

3.	Accrued Expenses (in thousands)

	December 31,
	2019	2018
Accrued payroll	$193	$154
Accrued vacation	311	310
Accrued bonus	245	170
Rent payable	–	191
Accrued interest, related party	–	479
Other	79	99
	$828	$1,403

4.	Commitments and Contingencies

Right-of-use Asset and Leasing Liabilities

Under the new lease accounting standard, we have determined that we have leases for right-of-use (ROU) assets. We have both finance right-of-use assets and operating right-of-use assets with a related lease liability. Our finance lease right-of-use assets consist of computer hardware and a copying machine. Our operating lease right-of-use assets include our rental agreements for our offices in Richardson and San Marcos, CA. Both types of lease liabilities are determined by the net present value of total payments and are amortized over the life of the lease. Both types of lease obligations are designed to terminate with the last scheduled payment. All of the finance lease right-of-use assets have a three year life and are in various stages of completion. The Richardson operating lease liability has a life of four years and eleven months as of December 31, 2019. The San Marcos operating lease liability has a life of fifteen months as of December 31, 2019. The adoption of the lease accounting standard resulted in the recognition of an operating ROU asset of $1,580 thousand and a related lease liability of $1,771 thousand.

Additional qualitative and quantitative disclosures regarding the Company's leasing arrangements are also required. The Company adopted ASC 842 prospectively and elected the package of transition practical expedients that does not require reassessment of: (1) whether any existing or expired contracts are or contain leases, (2) lease classification and (3) initial direct costs. In addition, the Company has elected other available practical expedients to not separate lease and non-lease components, which consist principally of common area maintenance charges, for all classes of underlying assets and to exclude leases with an initial term of 12 months or less.

As the implicit rate is not readily determinable for the Company's lease agreement, the Company uses an estimated incremental borrowing rate to determine the initial present value of lease payments. This discount rate for the lease approximates SVB's prime rate.

Supplemental cash flow information includes operating cash flows related to operating leases. For the years ended December 31, 2019 and 2018, the Company had approximately $294,000 and $264,000, respectively, in operating cash flows related to operating leases.

Schedule of Items Appearing on the Statement of Operations:

	Year Ended
	December 30, 2019	December 31, 2018
Operating expense:
Amortization expense – Finance ROU	$59	$65
Lease expense – Operating ROU	$433	$316
Other expense:
Interest expense – Finance ROU	$4	$5

F-23

Future minimum lease obligations consisted of the following at December 31, 2019 (in thousands):

Period ending December 31,	Operating ROU Leases	Finance ROU Leases	Total
2020	$362	$45	$407
2021	361	21	382
2022	369	–	369
2023	380	–	380
2024	352	–	352
	$1,824	$66	$1,890
Less Interest*	(225)	(2)
	$1,599	$64

*Interest is imputed for operating ROU leases and classified as lease expense and is included in operating expenses in the accompanying condensed consolidated statement of operations.

Legal Proceedings

We are subject to legal proceedings and claims that arise in the ordinary course of business. We do not believe that the outcome of those matters will have a material adverse effect on our consolidated financial position, operating results or cash flows. However, there can be no assurance such legal proceedings will not have a material impact.

We are not aware of any material claims outstanding or pending against Intrusion Inc. at December 31, 2019.

5.	Employee Benefit Plan

Employee 401(k) Plan

We have a plan known as the Intrusion Inc. 401(k) Savings Plan (the “Plan”) to provide retirement and incidental benefits for our employees. The Plan covers substantially all employees who meet minimum age and service requirements. As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax deferred salary deductions for eligible employees.

Employees may contribute from 1% to 25% of their annual compensation to the Plan, limited to a maximum amount as set by the Internal Revenue Service. Participants who are over the age of 50 may contribute an additional amount of their salary per year, as defined annually by the Internal Revenue Service. We match employee contributions at the rate of $0.25 per each $1.00 of contribution on the first 4% of compensation. Matching contributions to the Plan were approximately $32,000 and $30,000, respectively, for the years ended December 31, 2019 and 2018.

6.	Borrowings from Officer

On February 8, 2018, the Company entered into an unsecured revolving promissory note to borrow up to $3,700,000 from

G. Ward Paxton, the Company’s former Chief Executive Officer (the “CEO Note”). Under the terms of the CEO Note, the Company had the ability to borrow, repay and reborrow on the loan as needed up to an outstanding principal balance due of $3,700,000 at any given time through March 2020.

F-24

On February 7, 2019, the Company amended the unsecured revolving promissory note to borrow up to $2,700,000 from G. Ward Paxton, the Company’s former Chief Executive Officer. Amounts borrowed under the CEO Note accrued interest at a floating rate per annum equal to Silicon Valley Bank’s (“SVB”) prime rate plus 1%. Under the terms of the note, the Company had the ability to borrow, repay and reborrow on the loan as needed up to an outstanding principal balance due of $2,700,000 at any given time through March 2021. We reduced our borrowing under this note to zero as of May 2019

As of October 24, 2019, G. Ward Paxton passed away, terminating the CEO Note with the result that future borrowings thereunder will no longer be available to the Company. Our management will be assessing whether to replace this borrowing base and assessing what terms may be available to the Company, including whether any such terms are acceptable to the Company, if at all.

7.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets (liabilities) as of December 31, 2019 and 2018 are as follows (in thousands):

	December 31
	2019	2018
Net operating loss carryforwards	$18,771	$20,720
Net operating loss carryforwards of foreign subsidiaries	374	374
Depreciation expense	(77)	4
Stock-based compensation expense	36	28
Other	68	78
Net deferred tax assets	19,172	21,204
Valuation allowance for net deferred tax assets	(19,172)	(21,204)
Net deferred tax assets, net of allowance	$–	$–

Deferred tax assets are required to be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the future benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the near to medium term. Management has considered these factors in determining the valuation allowance for 2019 and 2018.

The differences between the provision for income taxes and income taxes computed using the federal statutory rate for the years ended December 31, 2019 and 2018 are as follows (in thousands):

	2019	2018
Reconciliation of income tax benefit to statutory rate:
Income benefit at statutory rate	$938	$480
State income taxes (benefit), net of federal income tax benefit	1,066	57
Permanent differences	10	(91)
Change in valuation allowance	(2,030)	(450)
Other	16	4
	$–	$–

F-25

At December 31, 2019, we had federal net operating loss carryforwards of approximately $81.7 million for income tax purposes that begin to expire in 2022 and are subject to the ownership change limitations under Internal Revenue Code Section 382.

8.	Stock Options

At December 31, 2019, we had two stock-based compensation plans, which are described below. These plans were developed to retain and attract key employees and directors.

On March 17, 2005, the Board approved the 2005 Stock Incentive Plan (the “2005 Plan”), which was approved by the stockholders on June 14, 2005. The 2005 Plan provided for the issuance of up to 750,000 shares of common stock upon exercise of options granted pursuant to the 2005 Plan. On May 30, 2007, the stockholders approved an Amendment to the 2005 Plan that increased this amount by 750,000 for a total of 1,500,000 shares of common stock that may be issued upon the exercise of options granted pursuant to the 2005 Plan. On May 29, 2008 and May 21, 2009, the stockholders approved an increase of 500,000 shares, respectively, of common stock that may be issued pursuant to the 2005 Plan for a total of 2,500,000 shares. On May 20, 2010, the stockholders approved an additional increase of 500,000 shares of common stock that may be issued pursuant to the 2005 Plan for a total of 3,000,000 shares. On May 19, 2011, the stockholders approved an additional increase of 400,000 shares of common stock that may be issued pursuant to the 2005 Plan for a total of 3,400,000 shares. Finally, on May 17, 2012, the stockholders approved an additional increase of 300,000 shares of common stock that may be issued pursuant to the 2005 Plan for a total of 3,700,000 shares. At December 31, 2019, 1,563,235 had been exercised and options to purchase a total of 824,100 shares of common stock were outstanding. A total of 3,892,000 options had been granted under the 2005 Plan, of which 1,504,665 have been cancelled. The 2005 Plan expired on June 14, 2015, and no shares remain for grant.

On March 19, 2015, the Board approved the 2015 Stock Incentive Plan (the “2015 Plan”), which was approved by the stockholders on May 14, 2015. The 2015 Plan serves as a replacement for the 2005 Plan which expired by its terms on June 14, 2015. The approval of the 2015 Plan had no effect on the 2005 Plan or any options granted pursuant to the plan. All options will continue with their existing terms and will be subject to the 2005 Plan. Further, the Company will not be able to re-issue any option which is cancelled or terminated under the 2005 Plan. The 2015 Plan provided for the issuance of up to 600,000 shares of common stock upon exercise of options granted pursuant to the 2015 Plan.

The 2015 Plan consists of three separate equity incentive programs: the Discretionary Option Grant Program; the Stock Issuance Program; and the Automatic Option Grant Program for non-employee Board members. Officers and employees, non- employee Board members and independent contractors are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Participation in the Automatic Option Grant Program is limited to non-employee members of the Board. Each non-employee Board member will receive an option grant for 10,000 shares of common stock upon initial election or appointment to the Board, provided that such individual has not previously been employed by the Company in the preceding three (3) months. In addition, on the date of each annual stockholders meeting, each Board member will automatically be granted an option to purchase 8,000 shares of common stock, provided he or she has served as a non-employee Board member for at least three months. At December 31, 2019, no options had been exercised and options to purchase a total of 151,000 shares of common stock were outstanding. A total of 154,000 options had been granted under the 2015 Plan, 3,000 shares have been cancelled, and options for 449,000 shares remained available for future grant. No shares have been issued pursuant to the Stock Issuance Program.

Common shares reserved for future issuance, including conversions of preferred stock, outstanding options and options available for future grant under all of the stock option plans totaled 2,491,543 shares at December 31, 2019 as follows, in thousands:

(In thousands)

Common Shares Reserved for Future Issuance

Preferred Stock	1,067
2015 Plan	600
2005 Plan	824
Total	2,491

F-26

The Compensation Committee of our Board of Directors determines for all employee options, the term of each option, option exercise price within limits set forth in the plans, number of shares for which each option is granted and the rate at which each option is exercisable (generally ratably over one, three or five years from grant date). However, the exercise price of any incentive stock option may not be less than the fair market value of the shares on the date granted (or less than 110% of the fair market value in the case of optionees holding more than 10% of our voting stock of the Company), and the term cannot exceed ten years (five years for incentive stock options granted to holders of more than 10% of our voting stock).

Stock Incentive Plan Summary

A summary of our stock option activity and related information for the years ended December 31, 2019 and 2018 is as follows:

	2019		2018
	Number of Options (in thousands)	Weighted Average Exercise Price	Number of Options (in thousands)	Weighted Average Exercise Price
Outstanding at beginning of year	1,235	$0.83	1,746	$0.68
Granted at price = market value	34	4.40	24	1.15
Granted at price > market value	–	–	–	–
Exercised	(294)	0.81	(451)	0.37
Forfeited	–	–	–	–
Expired	–	–	(84)	0.22

Outstanding at end of year	975	$0.96	1,235	$0.83
Options exercisable at end of year	917	$0.84	1,172	$0.84

Stock Options Outstanding and Exercisable

Information related to stock options outstanding at December 31, 2019, is summarized below:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Outstanding at 12/31/19 (in thousands)	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Exercisable at 12/31/19 (in thousands)	Weighted Average Exercise Price
$0.34 - $0.50	391	2.86	$0.42	383	$0.42
$ 0.51 - $1.00	330	1.53	0.68	330	0.68
$ 1.01 - $2.00	173	4.69	1.71	157	1.77
$ 2.01 - $4.75	81	6.95	3.12	47	2.20
	975	3.08	$0.96	917	$0.84

F-27

Summarized information about outstanding stock options as of December 31, 2019, that are fully vested and those that are expected to vest in the future as well as stock options that are fully vested and currently exercisable, are as follows:

	Outstanding Stock Options (Fully Vested and Expected to Vest)*	Options that are Exercisable
As of December 31, 2019
Number of outstanding options (in thousands)	970	917
Weighted average remaining contractual life	3.04	2.71
Weighted average exercise price per share	$0.95	$0.84
Intrinsic value (in thousands)	$4,411	$4,278

* Includes effects of expected forfeitures

As of December 31, 2019, the total unrecognized compensation cost related to non-vested options not yet recognized in the statement of operations totaled approximately $86 thousand (including expected forfeitures) and the weighted average period over which these awards are expected to vest was 1.18 years.

9.	Preferred Stock

5% Preferred Stock

On March 25, 2004, we completed a $5.0 million private placement of our 5% convertible preferred stock and warrants. In the private placement, we sold 1,000,000 shares of our 5% preferred stock at a price of $5.00 per share for gross proceeds of $5.0 million, less $275,000 of issuance costs. The 5% preferred shares were initially convertible into 1,590,331 shares of common stock at a conversion price of $3.144 per share. Holders of the 5% convertible preferred stock include 140,000 shares purchased by our former CEO and 60,000 shares purchased by a director of the Company.

The 5% dividends related to the 5% preferred stock are paid semi-annually on the last business day in March and September of each year, beginning with September 2004. Preferred stockholders vote together with common stockholders on an as converted to common stock basis. Based on the conversion rate of the preferred stock, holders of our 5% preferred stock will receive 1.5903 votes per share rounded to the nearest whole number. The liquidation preference for the 5% preferred stock is an amount equal to $5.00 per share plus any accrued and unpaid dividends. Holders of our 5% preferred stock have liquidation preference rights over common stockholders.

All warrants previously issued to 5% convertible preferred stockholders have expired.

We have the right to redeem any or all of the outstanding 5% preferred stock at a price of $5.00 per share plus accrued dividends at any time if certain conditions are met.

At December 31, 2019, there were 200,000 shares of the Series 1 Preferred Stock outstanding, representing approximately 318,065 shares of common stock upon conversion.

F-28

Series 2 5% Preferred Stock

On March 28, 2005, we completed a $2.7 million private placement of Series 2 5% convertible preferred stock and warrants. In the private placement, we sold 1,065,200 shares of preferred stock at a price of $2.50 per share for gross proceeds of $2.7 million, less $173,000 of issuance costs. The shares of Series 2 5% preferred stock are convertible into 1,065,200 shares of common stock at an initial conversion price of $2.50 per share. Holders of the Series 2 5% preferred stock include 260,000 shares by our former CEO, 100,000 shares by our CFO and 60,000 shares by a director of the Company.

The 5% dividends accruing on the Series 2 5% preferred stock are required to be paid quarterly on the first business day in March, June, September and December of each year, beginning with June 2005. The liquidation preference for the preferred stock is an amount equal to $2.50 per share plus any accrued and unpaid dividends. Holders of our Series 2 5% preferred stock have liquidation preference rights over our 5% preferred stockholders as well as our common stockholders. The holders of the Series 2 5% preferred stock are not entitled to vote on any matter, except as otherwise required by law or with respect to certain limited matters specified in the certificate of designations.

All warrants previously issued to Series 2 5% convertible preferred stockholders have expired.

Holders of Series 2 5% preferred stock have the right to require us to redeem any or all of the their shares upon the occurrence of certain events within the Company’s control that are defined in Certificate of Designation at a price equal the sum of (1) the greater of $3.25 and the product of the volume weighted average price of our common stock on the trading day immediately preceding the event multiplied by $2.50 divided by the conversion price then in effect plus (2) any accrued but unpaid dividends on the Series 2 5% preferred stock plus (3) all liquidated damages or other amounts payable to the holders of Series 2 5% preferred stock.

At December 31, 2019 there were 460,000 shares of the Series 2 Preferred Stock outstanding, representing 460,000 shares of common stock upon conversion.

As of the date of this Prospectus, all current and accrued dividends have been paid, all shares of Preferred Stock have converted, and no shares of Preferred Stock remain issued and outstanding.

Series 3 5% Preferred Stock

On December 2, 2005, we completed a $1.2 million private placement of Series 3 5% convertible preferred stock and warrants. In the private placement, we sold 564,607 shares of preferred stock at a price of $2.18 per share for gross proceeds of $1.2 million, less $100,000 of issuance costs. The shares of Series 3 5% preferred stock are convertible into 564,607 shares of common stock at an initial conversion price of $2.18 per share. Holders of the Series 3 5% preferred stock include 123,853 shares by our former CEO, 68,808 shares by our CFO and 27,523 shares purchased by a director of the Company.

The 5% dividends accruing on the Series 3 5% preferred stock are required to be paid quarterly on the first business day in March, June, September and December of each year, beginning with March 1, 2006. The liquidation preference for the preferred stock is an amount equal to $2.18 per share plus any accrued and unpaid dividends. Holders of our Series 3 5% preferred stock have liquidation preference rights over holders of our 5% preferred, Series 2 5% preferred stock and common stock. The holders of the Series 3 5% preferred stock are not entitled to vote on any matter, except as otherwise required by law or with respect to certain limited matters specified in the certificate of designations.

F-29

All warrants previously issued to Series 3 5% convertible preferred stockholders have expired.

Holders of Series 3 5% preferred stock have the right to require us to redeem any or all of their shares upon the occurrence of certain events within the Company’s control that are defined in the certificate of designation at a price equal the sum of (1) the greater of $2.834 and the product of the volume weighted average price of our common stock on the trading day immediately preceding the event multiplied by $2.18 divided by the conversion price then in effect plus (2) any accrued but unpaid dividends on the Series 3 5% preferred stock plus (3) all liquidated damages or other amounts payable to the holders of Series 3 5% preferred stock.

At December 31, 2019 there were 289,377 shares of Series 3 Preferred Stock outstanding, representing 289,377 shares of common stock upon conversion.

Dividends Payable

During the year ended December 31, 2019, we accrued $50,000 in dividends to the holders of our 5% Preferred Stock, $57,000 in dividends to the holders of our Series 2 5% Preferred Stock and $32,000 in dividends to the holders of our Series 3 5% Preferred Stock. As of December 31, 2019 and 2018, we had $20,000 and $594,000 in accrued and unpaid dividends included in other current liabilities. Delaware law provides that we may only pay dividends out of our capital surplus or, if no surplus is available, out of our net profits for the fiscal year the dividend is declared and/or the preceding fiscal year. This has been in effect since December 31, 2014. However, in light of our net profits for the fiscal year ended December 31, 2019 and 2018, we are able to and have paid these past due dividends as of the date of this prospectus. However, dividends continue to accrue on all our outstanding shares of preferred stock, regardless of whether we are legally able to pay them, and we cannot assure you that our net assets will exceed our stated capital or that we will have sufficient net profits in order to pay these dividends as they continue to accrue in the future. If we are unable to pay dividends on our preferred stock, we will be required to accrue an additional late fee penalty of 18% per annum on the unpaid dividends for the Series 2 Preferred Stock and Series 3 Preferred Stock.

10.	Concentrations

Our operations are concentrated in one area—security software/entity identification. Sales to the U.S. Government through direct and indirect channels totaled 87.4% of total revenues for 2019 and 83.9% of total revenues for 2018. During 2019 approximately 68.1% of total revenues were attributable to three government customers. During 2018 approximately 61.4% of total revenues are attributable to four government customers. Three individual government customers at December 31, 2019 and four at December 31, 2018 exceeded 10% of total accounts receivable balance at respective year ends, comprising 78.8% and 48.9% of the respective total accounts receivable balance. During 2019 approximately 10.4% of total revenues were attributable to one commercial customer, and during 2018, 14.1% of total revenues were attributable to one commercial customer. Only one individual commercial customer at December 31, 2019 exceeded 10% of total accounts receivable balance, and only one at December 31, 2018. Our similar product and service offerings are not viewed as individual segments, as our management analyzes the business as a whole and expenses are not allocated to each product offering.

11.	Contract Assets and Contract Liabilities

Contract assets represent contract billings for sales per contracts with customers and are classified as current. Our contract assets include our accounts receivables. For the year ended December 31, 2019, the Company had contract assets balance of $1,566,000, a decrease of $401,000 from the prior year due to cash receipts exceeding new contract assets. For the year ended December 31, 2018, the Company had contract assets balance of $1,967,000.

F-30

Contract liabilities consist of cash payments in advance of the Company satisfying performance obligations and recognizing revenue. The Company currently classifies deferred revenue as a contract liability. For the year ended December 31, 2019, the Company had contract liabilities balance of $516,000. For the year ended December 31, 2018, the Company had contract liabilities balance of $1,004,000.

12.	Coronavirus Outbreak in the United States

Uncertainties surrounding the effects of the coronavirus, particularly potential diversion of time and resources of federal government entities which make up a significant concentration of our customer base, could cause a material adverse effect on our results of operations and financial results. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers, employees and vendors all of which are uncertain and cannot be predicted. A material disruption in our workplace as a result of the coronavirus could affect our ability to carry on our business operations in the ordinary course and may require additional cost and effort should our employees not be able to be physically on-premises.

F-31

PROSPECTUS

Intrusion Inc.

3,100,000 Shares of Common Stock

B. RILEY SECURITIES

        , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable in connection with the sale of common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee and the Exchange listing fee.

Securities and Exchange Commission registration fee	$5,500
Financial Industry Regulatory Authority filing fee	2,000
Exchange listing fee	5,000
Legal fees and expenses	139,000
Accountants’ fees and expenses	75,000
Printing expenses	7,500
Transfer agent and registrar fees and expenses	1,000
Miscellaneous	25,000
Total	$260,000

Item 14.	Indemnification of Directors and Officers.

We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

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Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Article Six, Section 3 of our Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

We have entered into Indemnification Agreements with the each of our directors and executive officers. Pursuant to our agreements, we will be obligated, to the extent permitted by applicable law, to indemnify our directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were our directors or officers or assumed certain responsibilities at our direction.

We also have purchased directors and officer’s liability insurance in order to limit our exposure to liability of indemnification of directors and officers.

The form of Underwriting Agreement, to be filed as Exhibit 1.1 hereto, provides for indemnification by the underwriters of us and our officers who sign this Registration Statement and directors for specified liabilities, including matters arising under the Securities Act.

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Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1(1)	Restated Certificate of Incorporation of the Registrant
3.2(2)	Certificate of Amendment to Certificate of Incorporation of Registrant
3.6(3)	Bylaws of the Registrant
4.1(4)	Specimen Common Stock Certificate
5.1*	Opinion of Faust Law Group
10.1(5)	Form of Indemnification Agreement
23.1*	Consent of Whitley Penn LLP
23.2*	Consent of Faust Law Group (included in Exhibit 5.1)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

_________________

(1)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K dated June 15, 2010, which Exhibit is incorporated herein by reference.
(2)	Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (as amended), which Exhibit is incorporated herein by reference.
(3)	Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2000, which Exhibit is incorporated herein by reference.
(4)	Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which Exhibit is incorporated herein by reference.
(5)	Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which Exhibit is incorporated herein by reference.

*	Filed herewith

Item 17.	Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on October 5, 2020.

.

INTRUSION INC.

By:	/s/ Jack B. Blount
Jack B. Blount
Chief Executive Officer, President, & Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack B. Blount	Chief Executive Officer, President, and Director	October 5, 2020
Jack B. Blount	(Principal Executive Officer)

/s/ Michael L. Paxton	Chief Financial Officer & Director &	October 5, 2020
Michael L. Paxton	(Principal Financial and Accounting Officer)

**	Chairman & Director	October 5, 2020
Anthony J. LeVecchio

**	Vice Chairman, Sr. Vice President, & Director	October 5, 2020
T. Joe Head

**	Director	October 5, 2020
James F. Gero

**	Director	October 5, 2020
Dale Booth

**	Director	October 5, 2020
Donald M. Johnston

 ** By Jack B. Blount, Attorney-in Fact

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1(1)	Restated Certificate of Incorporation of the Registrant
3.2(2)	Certificate of Amendment to Certificate of Incorporation of Registrant
3.6(3)	Bylaws of the Registrant
4.1(4)	Specimen Common Stock Certificate
5.1*	Opinion of Faust Law Group
10.1(5)	Form of Indemnification Agreement
23.1*	Consent of Whitley Penn LLP
23.2*	Consent of Faust Law Group (included in Exhibit 5.1)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

_________________

(1)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K dated June 15, 2010, which Exhibit is incorporated herein by reference.
(2)	Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (as amended), which Exhibit is incorporated herein by reference.
(3)	Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2000, which Exhibit is incorporated herein by reference.
(4)	Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which Exhibit is incorporated herein by reference.
(5)	Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which Exhibit is incorporated herein by reference.

*	Filed herewith